 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2002
                                                REGISTRATION NO. 333-96913

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      _____________________________________

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               ___________________________________________________

                                  ESSTEC, INC.
                 (Name of small business issuer in its charter)
________________________________________________________________________________

              Nevada                       7379                  95-4786439
(State of other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)
________________________________________________________________________________

            9500 East Artesia Blvd, Suite 203, Bellflower, CA  90706
                                 (562) 867-1232
                              (562) 867-0933 (fax)

                                    Ali Basit
                             9500 East Artesia Blvd
                                    Suite 203
                              Bellflower, CA  90706
                                 (562) 867-1232
                              (562) 867-0933 (fax)
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

   Nimish Patel, Esq.                      Thomas J.  Poletti, Esq.
   Pollet, Richardson & Patel,             Kirkpatrick & Lockhart LLP
   10900 Wilshire Blvd. Suite 500          10100 Santa Monica Blvd, 7th Floor,
   A Law Corporation                       Los  Angeles,  CA  90067
   Los  Angeles,  CA  90024                (310)  552-5000
   (310)  208-1182                         (310)  552-5001  (fax)
   (310)  208-1154  (fax)
--------------------------------------------------------------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [x]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        MAXIMUM AGGREGATE       MAXIMUM AGGREGATE     AMOUNT OF
                                                          SHARES OFFERED(1)       OFFERING PRICE        REGISTRATION
                                                                                                        FEE
--------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.001 par value(2)                1,150,000               $11,500,000           $1,058.00
--------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.001 par value, issuable         100,000                 $1,200,000            $110.40
upon exercise of the representative's warrants(3)
--------------------------------------------------------------------------------------------------------------------
Representative's warrants                                 100,000                 $0                    $0
--------------------------------------------------------------------------------------------------------------------
Total                                                     1,250,000               $12,700,000           $1,168.40
--------------------------------------------------------------------------------------------------------------------


(1) Includes 150,000 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3) The representative's warrants are to be issued to the representative of the underwriters, and represent warrants for our common stock equal to 10% of the shares sold in the offering, not including the over-allotment option, at an exercise price of 120% of the initial public offering price.
     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

                  SUBJECT TO COMPLETION, DATED _________, 2002

                            1,000,000  SHARES

                               ESSTEC, INC.

                               Common Stock

          --------------------------------------------------------

     This is the initial public offering for EssTec, Inc. We are offering 1,000,000 shares of our common stock. The estimated initial public offering price will be between $8.00 and $10.00 per share.


     We intend to apply to list our common stock on the American Stock Exchange under the symbol "EST."

================================================================================

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              Underwriting
                                              Discounts
                                              and            Proceeds  to
                          Price to Public     Commissions    EssTec, Inc.
                          ----------------    ------------   ------------
Per  Share                $                   $              $
Total                   . $                   $              $

     This is a firm commitment underwriting. The underwriters may also purchase up to 150,000 additional shares of common stock from us at the public offering price, less the underwriting discount, within 60 days from the date of this prospectus to cover over-allotments. In addition, on the closing of this offering, we will sell to the representative of the underwriters warrants to purchase an aggregate of 100,000 shares of our common stock at a per share exercise price of 120% of the initial public offering price. Delivery of the shares of common stock will be made on or about __________, 2002.

                             WESTPARK CAPITAL, INC.

                                TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PROSPECTUS  SUMMARY                                                1
RISK  FACTORS                                                      5
SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS             11
USE  OF  PROCEEDS                                                 13
DIVIDEND  POLICY                                                  13
CAPITALIZATION                                                    14
DILUTION                                                          16
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS                                                        17
BUSINESS                                                          26
MANAGEMENT                                                        33
EXECUTIVE  COMPENSATION                                           36
PRINCIPAL  STOCKHOLDERS                                           38
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                40
DESCRIPTION  OF  CAPITAL  STOCK                                   44
TRANSFER  AGENT  AND  REGISTRAR                                   44
LISTING                                                           44
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                     45
SHARES  ELIGIBLE  FOR  FUTURE  SALE                               46
UNDERWRITING                                                      48
LEGAL  MATTERS                                                    50
EXPERTS                                                           50
WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US               50
INDEX  TO  FINANCIAL  STATEMENTS                                  51

                               PROSPECTUS SUMMARY
                               ------------------

     This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus. All references to "EssTec" or "EssTec, Inc." in this document refer to EssTec, Inc. and its 98%-owned subsidiary, EssTec (Pvt.) Ltd., unless otherwise indicated.

OUR  BUSINESS

     We are a technology consulting and software platform development company, and have developed the EssFlow system, our proprietary software application platform which allows for central communication and data storage for multiple parties. EssFlow applications can be modified based on client and industry needs. The particular benefit of our technology is that it allows individuals who are not organized under one company structure to share and collaborate on the same information. If all participants were under the same company structure, the issue of a central database could be handled internally by a company intranet. EssFlow allows outsiders in.

     Our first suite of products completed using the EssFlow technology is the MedFlow system. The MedFlow system replaces the traditional paper-based communication and filing systems endemic to the health care industry with an electronic system, allowing all parties on the system to electronically integrate all communications, files and even billing into one secure location accessible via the Internet. MedFlow has an easily navigated user interface, which permits individuals with only a minimal amount of technical skill to use the product. As the needs of each MedFlow client grows, the system is scalable, in that features can easily be added or modified, preventing costly system replacements.

     We have also developed a version of MedFlow specifically targeting the worker compensation industry. This industry combines different organizations and sectors together, including employers, attorneys, courts, doctors, specialists, insurance companies, diagnostic centers, and patients. The flow of information is typically slow, and many times incomplete. Our customized product allows each of these parties to share relevant information with one another in real-time, increasing the speed and efficiency of case processing and generating a more accurate billing account than the current manual system. We are also pursuing an EnterFlow platform based on the EssFlow technology for the entertainment industry.

     We intend to market our products both domestically and internationally, and have completed agreements to market our products in the United Arab Emirates and Canada. The UAE is a particular focus of our marketing efforts, due to its proximity to our development center in Pakistan, and the UAE's focus on positioning itself to become a dominant information technology center of the Middle East.

     Our technology consulting business provides general software development services for businesses, and expertise focuses on the development of wireless applications for mobile devices such as mobile phones, personal digital assistants and handheld computers to streamline the business operations of our clients. We maintain an off-shore development center in Lahore, Pakistan, and use this center to employ skilled technicians who are proficient in the major programming languages, but at substantially lower cost than an on-shore competitor would have to pay for a similar level of skilled labor. This business model enabled us to successfully procure and complete projects for a number of clients based in North America.

               ___________________________________________________

     We were incorporated in Nevada on February 11, 2000. Our principal executive offices are located at 9500 East Artesia Blvd, Suite 203, Bellflower, CA 90706, and our telephone number is (562) 867-1232. Our web site address is http://www.esstec.com.

THE  OFFERING

     Common Stock offered               1,000,000 shares

     Common Stock to be outstanding
     after the offering                 5,276,162 shares

     Use  of Proceeds                   Debt  repayment  and payment of deferred
                                        salaries,  and  remaining  proceeds  to
                                        product development, acquisitions and strategic alliances, working capital and general corporate purposes. See "Use of Proceeds" on page 13.

     The number of shares of our common stock that will be outstanding after this offering is based on the number of shares of common stock outstanding on the date of this prospectus. The number of shares that will be outstanding after this offering excludes:

          * 751,845 shares of common stock issuable upon exercise of stock options outstanding as of November 6, 2002 at a weighted average price of $3.50 per share;

          * 1,788,156 shares of common stock available as of November 6, 2002 for future issuances under our 2000 Stock Option Plan;

* 150,000 shares of common stock issuable to the underwriter upon exercise of the over-allotment option;

          * 100,000 shares of common stock issuable upon exercise of warrants issued to the representative of the underwriters on closing of this offering; and

          * 284,133 shares of common stock issuable upon exercise of outstanding warrants as of November 6, 2002.

ADDITIONAL  INFORMATION

     Unless otherwise indicated, this prospectus assumes that the underwriters have not exercised their option to purchase additional shares.

     In this prospectus, the terms "Company," "EssTec," "we," "us," and "our" refer to EssTec, Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.001 per share, of EssTec, Inc.

                             SUMMARY FINANCIAL DATA

     The following table presents summary consolidated financial data for EssTec, and is derived from the historical consolidated financial statements of EssTec, Inc. and our 98%-owned subsidiary EssTec (Pvt.) Ltd. Some variations may exist in representing our consolidated statements due to the fact that our fiscal year ends on December 31, while our subsidiary's fiscal year ends June 30.

     The data presented in this table are derived from the historical consolidated financial statements and notes thereto that are included elsewhere in this prospectus. You should read those sections for a further explanation of the financial data summarized here. Our historical financial statements are only of limited use in making an investment decision. This is because the financial presentation of our operations in the future will be different from what they have been historically. Specifically, we intend to enter into a series of acquisitions with other companies internationally, and we have altered and intend to continue to alter our business model, scaling back our consulting work and focusing primarily on our technology development and software production. See our discussions in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a complete discussion of the change in our business model and its effect on our financial presentation. You should read the following table in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

     "Net loss" refers to all changes in equity (net assets) due to our operations and internal decisions. "Comprehensive loss" refers to all changes in equity during a fiscal period based on net loss, as well as events not initiated by us (e.g., external decisions). Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss in our consolidated financial statements resulted from foreign currency translations.



                                          February 11,  January 1,2001      Six month        Six month
                                             2000          through        period ended     period ended
                                          (date of       December 31,     June 30, 2001     June 30, 2002
                                          inception)       2001            (Unaudited)      (Unaudited)
                                           through       (Audited)
                                         December 31,
                                             2000
                                          (Audited)
--------------------------------------- ------------- ----------------  ----------------  ------------------
STATEMENT OF OPERATIONS DATA
--------------------------------------- ------------- ----------------  ----------------  ------------------
Net revenues                             $438,602      $   522,408       $   220,974       $   139,621
-------------------------------------- -------------- ----------------  ----------------  ------------------
Cost of revenues                         $285,409      $   524,630       $   383,838       $   105,511
-------------------------------------- -------------- ----------------  ----------------  ------------------
Gross profit (loss)                      $153,193      $   (2,222)       $ (162,864)       $    34,110
-------------------------------------- -------------- ----------------  ----------------  ------------------
General and administrative expenses      $987,659      $ 1,363,020       $   713,242       $   235,608
-------------------------------------- -------------- ----------------  ----------------  ------------------
Non-cash operating expenses              $ 60,373      $ 1,092,530       $   188,623       $   881,737
-------------------------------------- -------------- ----------------  ----------------  ------------------
Research and development                        0      $    65,975       $    65,975       $    99,570
-------------------------------------- -------------- ----------------  ----------------  ------------------
Operating loss                         $(894,839)     $(2,523,747)       $(1,130,704)      $(1,182,805)
-------------------------------------- -------------- ---------  -----  ----------------  ------------------
Net loss                               $(894,839)     $(2,511,853)       $(1,130,645)      $(1,181,266)
-------------------------------------- -------------- ----------------  ----------------  ------------------
Comprehensive loss                     $(894,839)     $(2,514,088)       $(1,130,645)      $(1,181,266)
-------------------------------------- -------------- ----------------  ----------------  ------------------
Comprehensive Loss per share:
-------------------------------------- -------------- ----------------  ----------------  ------------------
 Basic and diluted comprehensive
loss   per share                       $   (0.22)     $     (0.57)       $     (0.24)      $     (0.32)
-------------------------------------- -------------- ----------------  ----------------  ------------------
Basic and diluted weighted average
     shares                             4,015,162        4,435,288         4,665,511         3,653,478
-------------------------------------- -------------- ----------------  ----------------  ------------------
Pro forma basic and diluted
comprehensive loss per share (1)              ___     $     (0.58)               ___      $     (0.35)

-------------------------------------- -------------- ----------------  ----------------  ------------------
Pro forma basic and diluted
weighted average shares (1)                   ___        4,710,288               ___         3,928,478

-------------------------------------- -------------- ----------------  ----------------  ------------------
As adjusted basic and diluted
comprehensive loss per share (2)              ___      $    (0.48)               ___      $     (0.24)
-------------------------------------- -------------- ----------------  ----------------  ------------------
As adjusted basic and diluted weighted
average shares (2)                            ___        5,710,288               __          4,928,478
-------------------------------------- -------------- ----------------  ----------------  ------------------

                                          Year ended    Six month
                                          December 31   period ended
                                             2001       June 30, 2002   Pro forma (1)  As adjusted (2)
                                          (Audited)     (Unaudited)     (Unaudited)      (Unaudited)
---------------------------------------  ------------   -------------   -------------  ---------------
BALANCE SHEET DATA:
---------------------------------------  ------------   -------------   -------------  ---------------
Cash and cash equivalents                   $   9,384       $   8,436       $  78,426      $7,578,436
---------------------------------------  ------------   -------------   -------------  ---------------
Working capital (deficit)                  $(605,875)      $(526,735)      $(456,735)      $7,040,255
---------------------------------------  ------------   -------------   -------------  ---------------
Total assets                                $ 310,551       $ 352,685       $ 422,685      $7,165,579
---------------------------------------  ------------   -------------    ------------  ---------------
Total liabilities                           $ 752,118       $ 757,106       $ 757,106      $        0
---------------------------------------  ------------   -------------    ------------  ---------------
Long-term debt, net of current portion      $   5,383       $   3,010       $   3,010      $        0
---------------------------------------  ------------   -------------    ------------  ---------------
Stockholders' equity (deficit)             $(441,567)      $(404,421)      $(334,421)      $7,165,579
---------------------------------------  ------------   -------------    ------------  ---------------


     (1) Giving effect to the exercise of 233,333 warrants for net proceeds of $70,000, and the issuance of 16,667 shares committed for issuance as of June 30, 2002.
     2) Giving effect to the sale of 1,000,000 shares of common stock offered hereby at a proposed initial public offering price of $9.00 per share and the application of the estimated net proceeds therefrom, after deducting the underwriting discount and commissions and estimated offering expenses payable by us. See "Use of Proceeds."

                                  RISK FACTORS
                                  ------------

     This offering and an investment in our common stock involve a high degree of risk. You should consider carefully the risks described below, which are the most significant risks we face based on our business and the industry in which we operate, before you decide to buy our common stock. If any of the following risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

RISKS  RELATED  TO  OUR  BUSINESS

WE HAVE AN ACCUMULATED DEFICIT, ARE NOT CURRENTLY PROFITABLE AND EXPECT TO INCUR SIGNIFICANT EXPENSES IN THE NEAR FUTURE AS WE ALTER OUR BUSINESS MODEL, WHICH MAY REDUCE OUR PROFITABILITY.

     We have incurred a cumulative net loss of $4,587,958 for the period from our inception on February 11, 2000 to June 30, 2002, and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses through at least the rest of this year and the first quarter of the next fiscal year, as we continue to make significant expenditures for acquisitions, sales and marketing, international expansion, infrastructure development and general and administrative functions, in light of our new business model. See our discussion in "Business." As a result, we will need to generate significant revenues to achieve profitability. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed our expectations, we may experience reduced profitability, which may reduce the value of your investment.

OUR AUDITORS HAVE INDICATED UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN.

     Our auditors have indicated uncertainty concerning our ability to continue as a going concern as of the most recent audited financial statements. We cannot assure you that our ability to obtain additional customers or financing sources will be impaired as a result of this qualification. Additionally, we can not assure you that our proposed projects and services, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profitable margins and therefore remain a going concern.

     OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE THE SUCCESS OF OUR BUSINESS MODEL AND THE EFFECTIVENESS OF OUR MANAGEMENT. IF OUR PLAN IS NOT SUCCESSFUL, OR OUR MANAGEMENT IS NOT EFFECTIVE, THE VALUE OF YOUR INVESTMENT MAY DECLINE.

     We were founded in February 2000. As a result, we have a limited operating history on which you can base your evaluation of our business and prospects. Our business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks are further amplified by the fact that we are operating in a technology market which is relatively new and rapidly evolving. These risks and uncertainties include the following:

     * our business model and strategy are still evolving and are continually being reviewed and revised;
     * we may not be able to successfully implement our business model and strategy; and
     *  our  management  has  not  worked  together  for  very  long.

     We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

THROUGH THE YEAR ENDED DECEMBER 31, 2001 WE RELIED ON OUR CONSULTING SERVICES TO GENERATE 100% OF OUR REVENUE. WE HAVE MODIFIED OUR OPERATIONS TO A MIX OF
REVENUES FROM THE CONSULTING SERVICES AND SALES OF PROPRIETARY SOFTWARE, WITH A GREATER EMPHASIS ON THE SALE OF THE PROPRIETARY SOFTWAREOUR FAILURE TO DEVELOP COMMERCIALLY VIABLE TECHNOLOGY OR GENERATE REVENUES FROM OUR NEW BUSINESS MODEL MAY REDUCE OUR FINANCIAL POSITION SUCH THAT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS WITHOUT REEVALUATING AND/OR REVISING OUR BUSINESS PLAN.

     Historically, our revenues have been derived entirely from our consulting activities. At the end of the last fiscal year, we decided to change our business focus from just service-based consulting activities to a mix of consulting services and product-based technology development and the creation of our proprietary software platforms. As of June 30, 2002 we have only generated $70,000 in revenues from our new business focus, but have expended $165,545 in research, development and marketing for our software platforms. If we fail to successfully implement our new business plan, we may not be able to generate sufficient revenue to continue operations, and we may not be in a financial position to continue operations without reevaluating and/or revising our business plan.

POTENTIAL FLUCTUATIONS IN OUR QUARTERLY RESULTS, DUE TO THE FACT THAT WE DO NOT HAVE A HISTORY OF ENGAGING IN LONG-TERM PROJECTS, BUT RATHER DERIVE THE MAJORITY OF OUR REVENUE FROM SHORT-TERM PROJECTS WHICH ARE COMPLETED WITHIN A QUARTER, MAKES FINANCIAL FORECASTING BASED ON OUR REVENUE STREAM DIFFICULT, AND WE MAY BE UNABLE TO MEET THE PREDICTIONS OF MARKET ANALYSTS AND INVESTORS. BOTH OUR INABILITY TO MEET FORECASTED PREDICTIONS AND THE TENDENCY OF INVESTORS TO TRADE BASED ON PREDICTED REVENUE STREAM MAY ADVERSELY AFFECT OUR COMMON STOCK TRADING PRICE.

     As a result of our limited operating history, rapid growth, planned acquisitions and the emerging nature of the markets in which we compete, we believe that quarter-to-quarter comparisons of results of operations for preceding quarters are not necessarily meaningful. Our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Some of the factors that could cause our quarterly or annual operating results to fluctuate include market acceptance of our services and applications, product development, competitive pressures, and customer retention. For example, our clients generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a client may or may not engage us for further services once a project is completed or may unilaterally reduce the scope of, or terminate, existing projects. The absence of long-term contracts and the need for new clients create an uncertain and uneven revenue stream, which could harm our ability to finance our operations.

     You should not rely on the results of any one quarter as an indication of our future performance. If in some future quarter our results of operations were to fall below the expectations of securities analysts and investors, the trading price of our common stock would likely decline.

WE MAY BE UNSUCCESSFUL IN EXPANDING INTO NEW MARKETS, AND OUR INABILITY TO AT LEAST RECOVER OUR COSTS IN ACQUIRING BUSINESSES AND FORMING JOINT VENTURES MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OUR OPERATIONS AND OUR FINANCIAL POSITION.

     A key component of our business plan is to establish and expand our services in foreign markets, and we have already incurred approximately $489,299 in expenses related to researching and forming joint ventures, teaming agreements and acquisitions from our inception to the end of the fiscal year ended December 31, 2001, and $40,098 in the first two quarters of this fiscal year. We intend to spend an additional $150,000 for the remainder of the fiscal year. See our discussion in "Business-International Expansion." We will face risks inherent to new ventures in each new market that we enter, including a lack of acceptance of our business model. We may also incur substantial costs related to entering into new markets, which may not be recoverable if we are unsuccessful in these markets. Our failure to recover these costs and expenses may materially adversely impact our cash flow and ability to meet our regular operating expenses, which may, in turn be deleterious to our ability to serve our existing clientele and our competitive position to obtain new clients.

WE HAVE ENTERED INTO AN AGREEMENT WHICH PROVIDES FOR AN AFFILIATED COMPANY TO APPOINT TWO DIRECTORS TO OUR BOARD OF DIRECTORS, INCLUDING THE POSSIBILITY OF THE CHAIRMANSHIP, FOR THE DURATION OF A FIVE-YEAR AGREEMENT. AS A RESULT, YOU WILL NOT BE ABLE TO ELECT TWO DIRECTORS TO OUR BOARD FOR THE DURATION OF THE AGREEMENT.

     We entered into an agreement with Elegant Set-Up General Trading Estb., a Dubai marketing company, in order to market our software technology in a cost-effective method and to act as a finder in future offerings of our securities after the conclusion of this offering, should we decide to sell additional securities either publicly or privately in the future. In exchange for these services, we have granted them a series of options, which vest upon completion of three defined events, none of which have occurred. We also granted Elegant the right to appoint two directors to our Board of Directors, including the possibility of the Chairmanship, for the duration of the agreement. The agreement is renewable upon mutual consent. You will not have the right to elect a director for two of our board positions, currently set at nine, while this agreement is in effect. Although these Board members will maintain a fiduciary duty to the shareholders of our company, they may have interests which conflict the Board members elected by the shareholders.
Additionally, should the bylaws be modified to reduce the number of board members, these directors may constitute a majority of the Board of Directors.

WE WILL RECORD SUBSTANTIAL EXPENSES RELATED TO OUR ISSUANCE OF STOCK OPTIONS THAT MAY HAVE A MATERIAL NEGATIVE IMPACT ON OUR OPERATING RESULTS FOR THE FORESEEABLE FUTURE.

     We have entered into an agreement with Elegant Set-Up, a related party, which requires us to issue options representing 600,000 shares, or 10.52% of our outstanding shares after the closing of this offering, not including other outstanding warrants and options or the underwriter's overallotment option. These options will be issued upon the occurrence of a milestone defined by three markers, and when issued will result in a consulting expense equal to the fair market value of the options issued or the services performed, whichever is more readily determinable. This expense may have a material adverse impact on our ability to finance our operations through credit facilities or other debt instruments, which may have a material adverse impact on our ability to finance our ongoing operations and expansion. See further discussion of this event in our "Management's Discussion and Analysis of Financial Condition and Results of Operations - Accounting," and our discussions in "Business - International Expansion" and "Certain Relationships and Related Party Transactions."

OUR PRIMARY TECHNOLOGY BASE IS LOCATED IN PAKISTAN, WHICH MAY EXPERIENCE THE EFFECTS OF CURRENT HOSTILITIES IN THE REGION. AN INTERRUPTION OF TRADE BETWEEN PAKISTAN AND ITS TRADING PARTNERS MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR ABILITY TO OPERATE IN THIS REGION, WHICH MAY, IN TURN, HARM OUR ABILITY TO
CONTINUE OPERATIONS IN THE REGION, AND, OVER TIME, MAY FORCE US TO REVISE OR DISCARD OUR BUSINESS PLAN.

     A significant component of our business strategy is to continue to expand internationally. For example, our primary technology base is in Pakistan. We could be adversely affected by any major hostilities involving Pakistan which result in the interruption or curtailment of trade between Pakistan and its trading partners. For example, if the United States or any of its trading partners reinstitutes the recently lifted trade sanctions, it may adversely impact our ability to continue operations and pursue further sales in both Pakistan and the region as a whole. Over an extended period of time, this may have a material adverse effect on the overall viability of our business plan.

WE INTEND TO EXPAND OUR OPERATIONS INTERNATIONALLY IN THE IMMEDIATE FUTURE, AND MAY EXPERIENCE A NUMBER OF RISKS ASSOCIATED WITH NEW INTERNATIONAL OPERATIONS. IF WE ARE UNABLE TO SUCCESSFULLY NEGOTIATE THESE RISKS, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY IN INTERNATIONAL MARKETS, WHICH WILL ADVERSELY IMPACT OUR BUSINESS PLAN, AND, DEPENDING ON THE AMOUNT INVESTED IN OUR INTERNATIONAL
OPERATIONS,  MAY  MATERIALLY  IMPACT  OUR  FINANCIAL  POSITION  AND  RESULTS  OF
OPERATION.

     We also intend to expand our marketing campaign further into the Gulf Cooperation Council states of Middle East region, which include Bahrain, Qatar, Kuwait, Saudi Arabia, Oman and the United Arab Emirates. We have begun our efforts by entering into a marketing agreement to begin selling our products in the United Arab Emirates. We have also entered into teaming agreements with companies in Europe and Australia.

     We cannot assure you that we will be successful in expanding into additional international markets. In addition to the uncertainty regarding our ability to generate revenue from foreign operations and expand our international presence, there are risks inherent in doing business internationally, including:

     *  changing  regulatory  requirements;

     * legal uncertainty regarding foreign laws, tariffs and other trade barriers;

     *  political  instability;

     *  potentially  adverse  tax  consequences;

     * foreign currency fluctuations which could result in increased operating expenses and reduced revenue;

     * difficulty receiving dividends and distributions from our foreign subsidiaries and divisions;

     *  difficulty  in  collecting  accounts  receivables;  and

     *  cultural  differences.

     Any one or more of these factors may materially adversely affect our business in a number of ways, such as increased costs, operational difficulties and reductions in revenue.

WE MAY BE LIABLE FOR DEFECTS OR ERRORS IN THE APPLICATIONS WE DEVELOP, WHICH MAY MATERIALLY HARM OUR BUSINESS AND OUR FINANCIAL POSITION.

     Many of the applications we develop are critical to the operations of our clients' businesses. Any defects or errors in these applications could result in:

     *  delayed  or  lost  client  revenues;
     *  adverse  customer  reaction  toward  EssTec;
     *  negative  publicity;
     *  additional  expenditures  to  correct  the  problem;  and
     *  claims  against  us.

     Our standard contracts limit our damages arising from our negligent conduct in rendering our services. These contractual provisions may not protect us from liability for damages. In addition, large claims may not be adequately covered by insurance and may raise our insurance costs, which may materially increase our expenses, and adversely impact our ability to meet our ongoing business operations, as well as our ability to maintain our competitive position within the industry as a reliable supplier of both products and services.

OUR MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE, AND WE MAY NOT BE ABLE TO KEEP UP WITH THESE CHANGES AND THIS COULD RESULT IN A LOSS OF CUSTOMERS AND HARM OUR ABILITY TO COMPETE.

     The markets for our services and products are characterized by rapid technological change. There are many competing standards and platforms for wireless solutions and new ones are constantly introduced. We expect that new technologies will emerge as competition and the need for higher and more cost effective bandwidth increases. The development of new, technologically advanced products and services is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. In order to compete, we must be able to deliver a working solution to our customers that is highly reliable, operate with their existing equipment, lower the customer's costs of acquisition, installation, and maintenance, and provide an overall cost-effective solution. We cannot assure you that we will be able to identify, develop, manufacture, market, or support new or enhanced products and services successfully, if at all, or on a timely basis. Further, we cannot assure you that our new products and services will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes, or emerging industry standards. Any failure to respond to technological change would significantly harm our business by materially reducing our ability to successfully compete within the industry.

WE MAY ENGAGE IN FUTURE STRATEGIC ALLIANCES OR ACQUISITIONS THAT COULD DILUTE THE HOLDINGS OF OUR EXISTING STOCKHOLDERS, CAUSE US TO INCUR SIGNIFICANT
EXPENSES,  OR  ADVERSELY  AFFECT  OUR  FINANCIAL  POSITION.

     We may review strategic alliance or acquisition opportunities that would complement our current business or enhance our technological capabilities. Integrating any newly acquired businesses, technologies or services may be expensive and time-consuming. To finance any acquisitions, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders. We may not be able to operate any acquired businesses profitably or otherwise implement our growth strategy successfully. If we are unable to integrate any newly acquired entities or technologies effectively, our operating results could suffer. Future acquisitions by us could also result in large and immediate write-offs, incurrence of debt and contingent liabilities, or amortization of intangibles, any of which could harm our operating results and our ability to finance our operations and become profitable.

RAPID GROWTH MAY STRAIN OUR OPERATIONS AND REQUIRE US TO INCUR COSTS TO UPGRADE OUR INFRASTRUCTURE, WHICH MAY ADVERSELY AFFECT OUR FINANCIAL POSITION.

     We plan to continue to expand our operations significantly. This anticipated growth may place a significant strain on our management and operational resources. In order to manage our growth effectively, we must implement and improve our operational systems, procedures, and controls on a timely basis. We will also have to increase the capacity of our current infrastructure, particularly related to our off-shore development center, to meet the additional demand. If we cannot manage growth effectively, our business could be significantly harmed due to significant increase in expenses, without a correlative increase in revenues.

WE DERIVE A SIGNIFICANT PORTION OF OUR REVENUE FROM A FEW MATERIAL CUSTOMERS. OUR FAILURE TO MAINTAIN THIS CUSTOMER BASE WOULD MATERIALLY, ADVERSELY IMPACT
OUR  RESULTS  OF  OPERATIONS  AND  OUR  FINANCIAL  CONDITION.

     As of December 31, 2001, 83% of our revenues have been generated by two customers, International Wireless and Control Systems, Inc. and Physicians Mobile Medical Group, Inc. As of June 30, 2002 Crescent Diagnostic Medical Group, a related party, accounted for approximately 40% of our revenues and 1st Step, Inc., a related party, accounted for approximately 29% of our revenues. The remaining 31% of our revenues were generated by three non-affiliated parties: Comprehensive Outpatient Surgery Center (10%), Manhattan Projects.com, Inc. (11%) and True View Diagnostic Centers, Inc. (10%). We do not have agreements with these companies requiring them to maintain a relationship with us. Our inability to maintain these customers, or find new customers generating enough revenue to replace that which may be lost in terminating relationships with any of these customers, may have a material adverse impact on our results of operations and our financial condition due to loss of revenue.

CONTINUED  COMPETITION  IN  OUR  MARKETS  MAY LEAD TO A REDUCTION IN OUR PRICES,
REVENUES, AND MARKET SHARE, WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR OPERATIONS AND FINANCIAL POSITION.

     There are several existing companies that provide information technology and consulting similar to the services we provide. Many of these companies, including Action Technologies Inc, eFlexx and CDIT, have substantially greater financial, technical, marketing, distribution resources, and brand name recognition than we have and they may use these advantages to capture significant market share. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market share, any of which would significantly harm our business and our financial condition. See our discussion in "Business - Competition."

IF WE FAIL TO ATTRACT AND RETAIN EMPLOYEES, OUR GROWTH COULD BE LIMITED AND OUR COSTS COULD INCREASE, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND OUR FINANCIAL POSITION.

     Our future success depends in large part upon our ability to attract, train and retain highly skilled executive-level management and creative and technical personnel. The competition in the technology industry for such personnel is intense, and we cannot be sure that we will be successful in attracting, training and retaining such personnel. Most of our employees and several of our executive officers have joined us recently, and all employees are subject to "at will" employment. Most of our employees are not subject to non-competition agreements. High turnover resulting in additional training expense would decrease our profitability. We cannot guarantee that we will be able to replace any of our management personnel in the event their services become unavailable.

OUR PRODUCTS AND SERVICES COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH MAY CAUSE US TO ENGAGE IN COSTLY LITIGATION AND, IF WE ARE NOT SUCCESSFUL, COULD CAUSE US TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT US FROM SELLING OUR PRODUCTS OR SERVICING OUR CLIENTS.

     We cannot be certain that our technology and other intellectual property does not infringe upon the intellectual property rights of others. Authorship and priority of intellectual property rights can be difficult to verify. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to services similar to those offered by us. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties.

     If our products violate third-party proprietary rights, we cannot assure you that we would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims made against us relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing us from providing services. Such claims could severely harm our financial condition and ability to compete.

WE DO NOT INTEND TO APPLY FOR PROTECTION OF OUR INTELLECTUAL PROPERTY, AND, AS A RESULT, OUR COMPETITORS MAY OFFER PRODUCTS SIMILAR OR IDENTICAL TO OURS AND WE WILL BE UNABLE TO ENFORCE OUR RIGHTS AGAINST SUCH COMPETITORS. OUR INABILITY TO PROTECT OUR PRODUCTS MAY RESULT IN INCREASED COMPETITION BY COMPETITORS, WHICH MAY REDUCE OUR MARKET SHARE AND ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

     We do not intend to apply for protection of our software platforms or other developed products under domestic or foreign intellectual property laws due to the high cost of procuring and enforcing protection, and the substantial difficulty in proving violation of intellectual property rights for software products. As a result, we will not be able to enforce any intellectual property rights, or prosecute violations of these rights. If one of our competitors infringes on our rights by reproducing our products in the same or similar format to ours, at reduced price, we may experience a loss of clientele and market share, and a resulting reduction in financial position.

OUR PRIMARY OPERATIONS ARE LOCATED IN LOS ANGELES, CALIFORNIA AND LAHORE, PAKISTAN, BOTH OF WHICH HAVE EXPERIENCED POWER DISRUPTIONS AND NATURAL DISASTERS, SUCH AS EARTHQUAKES, ON A MORE FREQUENT BASIS THAN MANY OTHER GEOGRAPHICAL LOCATIONS. AS A RESULT, WE ARE SUBJECT TO RISKS OF OPERATIONAL FAILURE THAT ARE BEYOND OUR CONTROL, THE OCCURRENCE OF WHICH MAY MATERIALLY ADVERSELY IMPACT OUR OPERATIONS AND OUR FINANCIAL POSITION.

     Our ability to provide reliable and effective component requirements fulfillment depends on the efficient and uninterrupted operations of our computer and communications systems. Substantially all of our development operations are located in Lahore, Pakistan and our headquarters are located in Los Angeles, California. Our systems and operations are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, earthquake and similar events. Our operations may also be interrupted by power disruptions, including rolling black outs which have been implemented in California and Pakistan due to the acute power shortage. We do not maintain alternate power sources. We have no formal disaster recovery plan and carry insufficient insurance to compensate us for any such losses that may occur.
Furthermore, our security mechanisms may be inadequate to prevent security breaches to our computer systems, including computer viruses, electronic break-ins and similar disruptions. Such security breaches or operational failures could expose us to liability, impair our operations and harm our reputation.

WE MAY BE ADVERSELY IMPACTED BY THE EVENTS OF AND ACTIONS IN RESPONSE TO SEPTEMBER 11, 2001. A RECURRENCE OF TERRORIST ATTACKS IN ANY OF OUR COUNTRIES OF OPERATION, OR A RELUCTANCE ON THE PART OF OUR TARGET MARKETS IN THE MIDDLE EAST TO ENGAGE US AS AN AMERICAN COMPANY MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS PLAN, OUR OPERATIONS AND OUR FINANCIAL CONDITION.

     We may be adversely affected by the events of September 11, 2001, in New York, Washington, DC and Pennsylvania, as well as actions taken by the United States in response. At this time, the long term effects of these events, or other similar or related events that may occur in the future, on the technology development and technology consulting industries or the economic conditions in the United States, Pakistan and the United Arab Emirates, our primary areas of marketing and operations, are not yet known. We cannot assure you that our business plan, which reduces costs by using programmers in Pakistan, will not be adversely impacted by future terrorist attacks or actions taken in response to those attacks, which may include a reluctance on the part of our potential market base in the Middle East to engage the services of a US company. Our results of operations and financial condition could be adversely impacted if those events and other related events cause either a decline in any of these economies, or if any of events result in trade restrictions or embargoes in any of the countries in which we operate, or any of the countries in which our material customers are currently located or may be located in the future.

RISKS  RELATED  TO  THIS  OFFERING

THERE HAS BEEN NO PRIOR MARKET FOR OUR COMMON STOCK, AND A PUBLIC MARKET FOR OUR STOCK MAY NOT DEVELOP OR BE SUSTAINED, WHICH COULD CAUSE OUR STOCK PRICE TO FALL BELOW THE INITIAL PUBLIC OFFERING PRICE.

     Prior to this offering, you could not buy or sell our common stock publicly. An active public market in our common stock may not develop or be sustained after this offering, and the market price might fall below the initial public offering price. The initial public offering price may bear no relationship to the price which the common stock will trade upon completion of this offering. The initial public offering price will be determined based on negotiations between the representatives of the underwriters and us, based on factors that may not necessarily reflect our assets, past operating results, financial condition or other established criteria of value.

     The market price of our common stock may fluctuate significantly as result of a number of factors, including competitive developments and securities analysts' expectations and recommendations. In addition, our relatively small market capitalization and public float after this offering may cause our stock price to be subject to even more volatility.

YOU WILL EXPERIENCE IMMEDIATE DILUTION WITH RESPECT TO YOUR SHARES AND ADDITIONAL DILUTION IF PERSONS HOLDING OPTIONS OR WARRANTS TO PURCHASE OUR STOCK EXERCISE THEIR OPTIONS OR WARRANTS.

     If you purchase common stock in this offering, you will pay more for your shares than existing stockholders paid for their shares. Accordingly you will incur immediate and substantial dilution of $6.58 per share, representing the difference between our book value per share after giving effect to this offering and the initial public offering price, assuming an offering price of $8.00 per share. In addition, if we raise additional funds through future financings or to the extent that options and warrants to purchase common stock are exercised, you may experience further dilution.

THE SALE OR AVAILABILITY FOR SALE OF SUBSTANTIAL AMOUNTS OF OUR SHARES OF COMMON STOCK COULD CAUSE OUR STOCK PRICE TO DECLINE.

     If our existing stockholders sell a substantial number of their shares of our common stock after this offering, or the public market perceives that these sales may occur, the market price of our common stock could decline. The shares of the common stock outstanding prior to this offering are restricted securities as defined in Rule 144 under the Securities Act. These shares may be sold in the future pursuant to a registration statement or without registration pursuant to Rule 144 under the Securities Act or another exemption from registration.

     In connection with this offering, our officers and directors and a number of significant stockholders have agreed not to sell any shares of common stock or securities convertible or exercisable into common stock for six to 18 months after the effectiveness of offering without the consent of WestPark Capital, Inc. The effect that sales in the public market of shares held by principal stockholders or other stockholders or the potential availability of future sales of these shares will have on the market price of our common stock is unpredictable.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
                -------------------------------------------------

     Some  of  the  statements  under  "Prospectus  Summary,"  "Risk  Factors,"
"Management's  Discussion  and  Analysis  of  Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms by other comparable terminology. You should understand that the following important factors, in addition to those set forth above or elsewhere in this prospectus, could cause our results to differ materially from those expressed in our forward-looking statements. These factors include:

     * our reliance on the fees generated by our consulting practice, which are being reduced as we focus on our technology development, which is not yet revenue-generating;

     *  trends  in  the  market  for  our  services  and  our  products;

     *  trends  in  the  information  technology  industry;

     *  whether  we  can  continue  and  manage  growth;

     *  increased  competition;

     *  effects  of  changes  in  profit  margins;

     * the unknown effects of possible system failures and rapid changes in technology;

     *  trends  in  government  regulation;  and

     * changes in political and economic stability in any of the countries in which we currently operate, or intend to operate in the future.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.


                   <REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

                                 USE OF PROCEEDS
                                 ---------------
     We estimate that our net proceeds from the sale of the shares of common stock we are offering will be approximately $7,500,000, or $8,674,500 if the underwriters exercise their over-allotment option in full, based on an assumed initial public offering price of $9.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses. The primary purposes of this offering are to obtain additional equity capital, create a public market for our common stock, and facilitate future access to public markets.

     We intend to use the net proceeds we receive from this offering in the following manner and order of priority:

     1.     Deferred  compensation  (1)                     $     183,572

     2.     Accounts  payable                               $     292,448

     3.     Accrued  expenses  (2)                          $     116,772

     4.     Due  to  related  parties  (3)                  $     157,234

     5.     Business  development  (4)                      $   5,749,974

General  corporate  funds, including working
       capital for operations                          $     1,000,000
                                                                  ---------
            Total                                           $     7,500,000


_____________

(1) Consisting of $32,417 owed to former employees ($17,476 owed to Mohammed Ali Tariq, $9,988 owed to Adnan Rana, and $4,953 to Junaid Khan) and $151,155 owed to current and former officers and directors. See our discussion regarding the amount owed to current and former officers and directors in "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Liquidity and Capital Resources" and "Certain Relationships and Related Party Transactions."
(2) Consists of $27,000 owed to Winthrop Ventures Fund, with an 18% interest rate and currently in default. See our discussion in "Management's Discussion and Analysis of Financial Condition and Results of
     Operations-Liquidity and Capital Resources." $69,772 is due in accrued federal and California state taxes.
(3) $153,407 is due to Red Sea Ltd., an affiliated party (our Chief Financial Officer is a director to Red Sea), for consulting services to be performed, discussed in "Certain Relationships and Related Party Transactions," and $3,827 is due to Manhattan West, Inc., which is owned by our former Chief Executive Officer, Tariq Khan, in repayment for a non-interest bearing loan to us over the last fiscal year for general working expenses.
(4) Primarily consisting of reserved funds for future acquisitions, none of which have been currently identified.
     __________________

     Pending their use, we plan to invest the net proceeds of the offering in interest-bearing, investment grade securities, along with any additional proceeds not previously allocated. A significant portion of our proceeds are allocated to general business development (76.7%) and general working capital (13.3%). The reason for this offering is to generate general corporate funding, a large portion of which we hope to use to acquire businesses in the future.

                                 DIVIDEND POLICY
                                 ---------------
     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION
                                 --------------
     The  following  table  reflects  our  capitalization  as  of June 30, 2002:

      * on  an  actual  basis;
      * on a pro forma basis to reflect the exercise of 233,333 warrants for net proceeds of $ 70,000 and the issuance of 16,667 shares of common stock that were committed for issuance as of June 30, 2002 and the issuance  of  25,000  shares  of  common  stock  for  loan  fees;  and
      * on an adjusted basis to reflect our receipt of the net proceeds from the sale  of  the  shares  of  common stock in this offering at an assumed initial public offering price of $9.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses.

     You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and the financial statements and the related notes.


                                        As of June 30, 2002
                                        -------------------
                                              Actual          Pro forma        Pro forma
                                            (Unaudited)      (Unaudited)      as adjusted
                                                                              (Unaudited)
--------------------------------------     ------------     ------------     -------------
Long-term debt, net of current portion           $3,010           $3,010          --
--------------------------------------     ------------     ------------     -------------
Stockholders'  equity:-
--------------------------------------     ------------     ------------     -------------
Preferred  stock,  5,000,000 shares
authorized, no shares issued or
outstanding,actual, pro forma and
as adjusted                                    --              --                 --
--------------------------------------      -----------     ------------     -------------
Common  stock,  $.001  par value,
50,000,000 shares authorized,
4,001,163 issued and  outstanding,
4,276,164  issued and outstanding
pro forma; 5,276,164 issued
and outstanding pro forma as adjusted            $4,002          $4,277            $5,277
--------------------------------------     ------------    ------------     -------------
  Committed stock                                $5,000         --                --
--------------------------------------     ------------    ------------     -------------
  Deferred compensation                      $(643,855)      $(643,855)        $(643,855)
--------------------------------------     ------------    ------------     -------------
  Additional paid-in capital                 $4,820,625      $5,095,350       $12,594,350
--------------------------------------     ------------    ------------     -------------
  Accumulated other comprehensive loss         $(2,235)        $(2,235)          $(2,235)
--------------------------------------     ------------    ------------     -------------
  Accumulated deficit                      $(4,587,958)    $(4,787,958)      $(4,787,958)
--------------------------------------     ------------    ------------     -------------
Total stockholders' equity (deficit)         $(404,421)      $(334,421)      $7,165,579
--------------------------------------     ------------    ------------     -------------
Total capitalization                         $(401,411)      $(331,411)      $7,165,579
--------------------------------------     ------------    ------------     -------------

     The number of shares of our common stock that will be outstanding after this offering is based on the number of shares of common stock outstanding as of June 30, 2002. The number of shares that will be outstanding after this offering excludes:

     * 751,845 shares of common stock issuable upon exercise of stock options outstanding as of November 6, 2002 at a weighted average price of $3.50 per share;
     * 1,788,156 shares of common stock available as of November 6, 2002 for future issuances under our 2000 Stock Option Plan;
     * 150,000 shares of common stock issuable to the underwriter upon exercise of the over-allotment option;
     * 100,000 shares of common stock issuable upon exercise of warrants issued to the representative of the underwriters on closing of this offering; and
     * 284,133 shares of common stock issuable upon exercise of outstanding warrants as of November 6, 2002.

                                    DILUTION
                                    --------
     Our pro forma net tangible book value at June 30, 2002 was $(334,421), or $(0.08) per share, based on 4,292,830 shares of our common stock outstanding, after giving effect to the exercise of 233,333 warrants for net proceeds of $70,000, and the issuance of 16,667 shares committed for issuance as of June 30, 2002.

     Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale of the shares of common stock by us at the assumed initial public offering price of $9.00 per share, less the underwriting discounts and commissions and our estimated offering expenses, our pro forma net tangible book value at June 30, 2002 would be $7.16 million, or $1.35 per share. This represents an immediate increase in the pro forma net tangible book value of $1.44 per share to existing stockholders and an immediate dilution of $7.65 per share to new investors purchasing shares at the assumed initial public offering price of $9.00 per share. The following table illustrates this per share dilution:

-------------------------------------------------------------------------  -----
Assumed initial public offering price per share                            $9.00
-----------------------------------------------                            -----
Pro forma as adjusted  net tangible book value per share at June 30, 2002  $1.35
-------------------------------------------------------------------------  -----
Increase per share attributable to new investors                           $1.44
-------------------------------------------------------------------------  -----
Dilution per share to new investors in this offering                       $7.65
-------------------------------------------------------------------------  -----

     Our sale of additional shares of common stock upon exercise in full of the underwriters' over-allotment option would reduce the percentage of common stock held by all assumed existing stockholders to 78.8% of the total number of shares of common stock to be outstanding upon completion of this offering and will increase the number of shares of common stock held by new investors to 1,150,000 shares or 21.2% of the total number of shares of common tock to be outstanding upon completion of this offering.

     The following table summarizes, as of June 30, 2002, the pro forma number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and by you (before deduction of the underwriting discounts and commissions and estimated offering expenses.

                         Shares Purchased    Total Consideration   Average Price
                        ------------------  ---------------------
                        Number    Percent     Amount     Percent    per Share
                       ---------  --------  -----------  --------  -------------
Existing stockholders  4,276,164     81.1%  $ 5,099,627     36.2%  $1.19
---------------------  ---------  --------  -----------  --------  -------------
New investors          1,000,000     18.9%  $ 9,000,000     63.8%  $9.00
---------------------  ---------  --------  -----------  --------  -------------
Total                  5,276,164      100%  $14,099,627      100%
---------------------  ---------  --------  -----------  --------  -------------


     All of the above computations assumes no exercise of the underwriters over allotment of 150,000 shares of Common Stock and the underwriters warrants equal to 10% of the total offering, exercisable at 120% of the total offering price. All of the above computations also assumes no exercise of outstanding options or warrants to purchase Common Stock. As of November 6, 2002, options to purchase 751,845 shares of Common Stock were outstanding at a weighted average exercise price of approximately $3.50 per share under our 2000 Stock Option Plan, and warrants representing 284,133 shares were outstanding at a weighted average exercise price of $0.40 per share. If any options or warrants become vested and exercised, you will suffer further dilution.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           -------------------------------------------------
                CONDITION AND RESULTS OF OPERATIONS
                -----------------------------------

     You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 5 and elsewhere in this prospectus.

     Our company was incorporated on February 11, 2000 as a wholly-owned subsidiary of Converge Global, Inc., with separate operations, employees, facilities and management. We were incorporated in the state of Nevada as "Essential Tech, Inc." Essential Tech (Pvt.) Ltd, a 98%-owned sister subsidiary of Converge based in Pakistan, became our direct subsidiary in February 2000. Essential Tech (Pvt.) Ltd was incorporated in August 1999 to take advantage of the benefits offered by the Pakistan labor force, but prior to February 2000, it had not commenced operations and there had been no material activity in the company. On October 6, 2000, we changed our name to Esstec, Inc. In December 2000, both we and Converge executed a debt conversion agreement, in which Converge agreed to settle an outstanding debt to us in the amount of
$800,000 for services performed, in exchange for which we received 255,782 shares of our common stock, which we subsequently cancelled. Converge then distributed all of its remaining shares of our common stock to a number of outstanding debtholders of Converge, retaining no interest in our company. We do not have any current relationship with Converge.

     Historically, we have conducted business exclusively as a technology consulting service, providing general software development services for businesses, and focusing our expertise on the development of wireless applications for mobile devices such as mobile phones, personal digital assistants and handheld computers to streamline the business operations of our clients. We maintain an off-shore development center in Lahore, Pakistan, and use this center to employ skilled technicians who are highly proficient in the major programming languages, but at a fraction of the cost that an on-shore competitor would have to pay for a similar level of skilled labor.

     74% of our revenue was generated between August 2000 and the end of 2000, for fiscal year 2000. We responded to this increase in sales by aggressively expanding our personnel by 250%, which resulted in increased expenses. We also revised our business strategy by setting high revenue targets which corresponded to our increased workforce, and in February 2001, began implementing our plan for overseas expansion by spending $162,876 to establish our offices in the UAE. However, as a result of market conditions in 2001, in July 2001 we reduced our target revenues and implemented a cost-cutting strategy, which was designed to address our understanding that our realized revenues for the 2001 fiscal year would not meet our target revenues, and we needed to reduce the infrastructure and personnel we had acquired, and expensed, in our effort to meet our target revenues. As a result of this plan, we reduced our costs by eliminating 69% of our staff in our US office, 50% of our staff in our Pakistan office, closing our offices in the UAE, and eliminating benefits such as corporate housing and employee entertainment expenses. The costs associated with the implementation of this plan were $33,000 for the year ended December 31, 2001.

     In 2001, following the downturn in the economy, and particularly the technology sector, we decided to shift our business focus from consulting to product development. While we still maintain our wireless and project consulting business, we have also begun research and development on several different proprietary applications and products that we believe will experience market demand in several industry segments. Our first major product line is the EssFlow system, a software application platform which allows central communication and data storage for multiple parties, and has applications which can be modified based on client and industry needs. We completed the first version of this product in April 2002.

TRENDS

     Over the next fiscal year, we intend to shift our focus to product development. This business will require us to hire additional marketing staff over the next two fiscal years, both domestically and internationally. The number of staff we hire will be determined based on where we find our most lucrative markets and the geographic trends of the technology sector. If, for example, we find that our largest market is in the Middle East, sales tend to be more relationship-driven, which will lead to our hiring only a small number of people who maintain these relationships. A focus on the United States, however, would require are larger team of more conventional marketing professionals. Product sales are, generally speaking, a higher revenue margin business. However, we will incur increased marketing and production costs that we did not experience when we were solely a consulting company. We will also experience higher research costs, for future products, and higher development costs for our existing products, although we intend to use customers to subsidize our research and development costs if possible.

     We also intend to expand our business through acquisitions, which will require us to expend cash in both researching prospective acquisition targets and purchasing these targets, as appropriate. We will either use stock or cash to complete these acquisitions, based on the nature of the acquisition, and will experience accounting treatment concerns as these transactions conclude. We will incur additional costs as we integrate each acquisition, but expect these costs to be reduced over the long-term through successful introduction of our combined products and services, as discussed in our "Business-Acquisition Strategy" section.

ACCOUNTING

     In order to generate capital and to preserve our cash flow while continuing operations, between January 2002 and June 2002 we issued 221,500 stock options and 45,000 warrants. The options were exercisable at $5.00 per share, which was the fair market value at the time, and the warrants were exercisable at $0.30 to $5.00 per share. These shares represent a substantial discount from the top end of our proposed offering range of $10. For accounting purposes, we have expensed these options and warrants to reflect a potential offering price of $10.00 per share, which is our deemed fair market value. This resulted in an aggregated expense for the first half of this fiscal year of $881,737

     We anticipate expensing options and warrants we have issued after June 30, 2002 either during the third quarter, or amortized over the duration of the option or warrant, as appropriate.

STOCK  CONTRIBUTION

     On October 1, 2001, 6 stockholders, all of whom were founders of our company, contributed 1,722,109 shares of our common stock, with an average purchase price of $0, back to EssTec, in exchange for warrants to purchase the same number of shares of common stock at an exercise price of $0.30 per share. The warrants expired immediately upon filing this registration statement and prospectus, and 825,688 shares were issued upon exercise of these warrants. This contribution was voluntarily conducted in order to correct the uneven and inefficient capital structure, which our founders and our Board of Directors believed existed at the time.


PLAN  OF  OPERATIONS

     Our plan of operations for the next 12 months will primarily focus on continuing our research and development for our suite of EssFlow products, and expanding our development facilities overseas, particularly in Pakistan and Dubai. We also intend to pursue joint ventures and partnership agreements internationally, focusing on the US market and the Middle East. We may pursue acquisitions of businesses in the next 12 months, as well, should a satisfactory opportunity arise which will benefit both our company and our shareholders.

     Following the conclusion of this offering, we anticipate that we will have enough cash for our operations and research and development for the next 12 months. Over this period, we anticipate spending $1,000,000 for our daily operations, and $500,000 for research and development, to develop additional industry applications for our EssFlow system. The particular industries will be determined by the needs of our existing and future clientele. Any additional funds we receive through this offering, as well as from revenue, will be spent on developing our business overseas, including marketing our EssFlow products in the markets previously described, and entering into joint venture and joint marketing agreements to increase our customer base.

     As discussed in our "Business" section, we may pursue business acquisitions which complement our existing suite of products or technologies. Our ideal targets would share our target client base, which we believe may reduce our business development costs. We also intend to seek out companies with technologies in an advanced state of development, which we believe may mitigate our research and development costs, as well as our time to market. If we find suitable targets, we may need to generate additional funds to complete our acquisitions. We intend to finance these transactions primarily, if not entirely, through additional share issuances.

     We  anticipate  hiring  an additional 60 employees over the next 12 months:
40 software developers for our Pakistan operations, 15 marketing employees for business development (7 in the US and 8 in Dubai), and 5 senior managers (split between the US and Dubai). We may revise our number of employees, or purchase additional equipment, as a result of any acquisition we complete. However, we cannot estimate these figures at this time.



RESULTS  OF  OPERATIONS

THE SIX MONTH PERIOD ENDED JUNE 30, 2002 AS COMPARED TO THE SIX MONTH PERIOD ENDED JUNE 30, 2001

     NET  REVENUES:

     Our net revenues for the six month period ended June 30, 2002 was $139,621, $83,621 of which was derived from our consulting business and $56,000 of which was attributed to the sale of our Medflow product. This is $81,353 less then the revenues for the same period in 2001. The reduction in revenues is due to the shift in our business plan from a pure consulting services sales to a mix of consulting and product sales. This diverted our focus towards product development and design, rather than business development activities.

     For the six month period ended June 30, 2002, 69%, or $96,000, of our revenues were generated from affiliated parties, as compared to 0% of our revenues for the same period in 2001 (100% of our revenues for the period in 2001 were generated from non-affiliated parties).

     COST  OF  REVENUES:

     Our cost of revenues for the period ended June 30, 2002 was $105,511, which was 73% lower than our cost of revenues for the same period in 2001. This cost is attributable to decrease in headcount in our Pakistan office. The reduction in expenses is due to the cost-reduction plan implemented by our management in 2001.

     GROSS  PROFIT  (LOSS):

     Our gross profit (loss) for the six month period ended June 30, 2002 was $34,110, which is $196,974 more than that of the same period in 2001. The cost cutting efforts undertaken by us in 2001 resulted in reduction of our cost of revenues and hence an increase in the profitability of our operations.

     GENERAL  AND  ADMINISTRATIVE  EXPENSES:

     Our general and administrative expenses for the six month period ended June 30, 2002 was $235,608, as compared to $713,242 for the same period in 2001. As part of our cost reduction plan in 2001, discussed in our overview, above, we undertook series of steps that included reduction in personnel, benefits, and outsourced professional services. As a result of this, we had significantly reduced costs associated with salary and wages ($219,000 less) and reduced professional services costs ($499,000 less).

     NON-CASH  EXPENSES:

     Our non-cash expenses for the six month period ended June 30, 2002 were $881,737, as compared to $188,623 for the same period ended June 30, 2001. In addition to amortized expenses from previously issued options, during the first half of fiscal 2002, we issued options to purchase 221,500 shares of common stock to employees at an exercise price of $5.00 per share. This is a substantial discount to the high end of this offering price of $10.00. As a result of this difference, we listed an expenditure of $466,250 and deferred compensation of $641,250 based on our deemed fair market value of $10.00 per share. In addition to the options, we also issued 25,000 warrants to our Vice President of Operations with an exercise price of $0.30 and 20,000 warrants to purchase common stock, with an exercise price of $5.00 per share , to our legal counsel in exchange for services provided. This resulted in an expenditure of $242,500 in compensation expenses, and $15,000 in non-cash legal expenses, based on our deemed fair market value of $10.00 per share. During the six month period ended June 30, 2001, the fair market value of our common stock was $3.50, which resulted in substantially lower expenses and amortized expenses for that quarter.

     RESEARCH  AND  DEVELOPMENT:

     Our research and development expenses for the six month period ended June 30, 2002 was $99,570, as compared to $65,975 for the same period in 2001. These expenses were all related to our development of the EssFlow platform, which began in the fourth quarter of 2001.

     COMPREHENSIVE  LOSS  TO  STOCKHOLDERS:

     Our comprehensive loss to stockholders for the six month period ended June 30, 2002 was $1,181,266, as compared to $1,130,645 for the same period in 2001, which is 4% more than the previous year. Our gross profit realized through cost-reduction efforts was offset by our accounting for non-cash compensation expenses related to the issuance of stock options and warrants, resulting in minimal change to the comprehensive loss to stockholders. "Net loss" refers to all changes in equity (net assets) due to our operations and internal decisions. "Comprehensive loss" refers to all changes in equity during a fiscal period based on net loss, as well as events not initiated by us (e.g., external decisions). Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss in our consolidated financial statements resulted from foreign currency translations.


FISCAL YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2000.

     NET  REVENUES:

     Our net revenues for the fiscal year ended December 31, 2001 were $522,408, of which $487,225 was derived from our consulting business and $35,183 was derived from our product sales, as compared to $438,602 for the period from our inception to December 31, 2000, all of which was attributable to our consulting business. During the second half of 2001, we signed business development consulting contracts with Rowley Corp. Their efforts resulted in contracts generating $264,000, resulting in an increase of $48,623 revenues as compared to fiscal 2000.

     During the fiscal year ended December 31, 2001, 0% of our revenues were generated by affiliated parties (100% of our revenues for the fiscal year were generated by non-affiliated parties), as compared to 19% in the fiscal year ended December 31, 2000.

     COST  OF  REVENUES:

     Our cost of revenues for the fiscal year ended December 31, 2001 were $524,630, as compared to $285,409 for the period from our inception to December 31, 2000. This increase was due to the expansion plan, primarily in personnel, we put in place in response to the aggressive sales growth we experienced from third quarter of 2000.

     GROSS  PROFIT  (LOSS):

     Our gross profit (loss) for the fiscal year ended December 31, 2001 was $(2,222), as compared to $153,193 for the period from our inception to December 31, 2000. As highlighted above, our cost of revenue increased 89% in fiscal 2001, while the revenues grew by 19%, resulting in a decrease in our profitability.

     GENERAL  AND  ADMINISTRATIVE  EXPENSES:

     General and administrative expenses for the fiscal year ended December 31, 2001 were $1,363,020, as compared to $987,659 for the same period ended December 31, 2000. As mentioned above, our revenues did not grow at the rate anticipated. In response to the slow growth, we employed an independent consultant to help us in the business development activities, which resulted in an increase of approximately $700,000 in consulting expenses. We also spent $162,876 for the establishment of our offices in the UAE in February 2001, as part of our new business strategy for overseas expansion. We subsequently closed those offices in December 2001 due to our inability to achieve contracts that would justify our expense of maintaining an office in Dubai.

     NON-CASH  EXPENSES

     Non-cash expenses for the fiscal year ended December 31, 2001 were $1,092,530 as compared to $60,373 for the same period in 2000. This increase is attributed to a series of warrants and options granted during the fiscal year ended 2001. These include, in particular, (1) two options granted to Mr. Shezad Rokerya, a director at the time of issuance, representing 75,000 shares of common stock with an exercise price of $1.50, which resulted in an expense of $150,000, (2) one option granted to Mr. Bill Cheung, a director, representing 150,000 shares of common stock with an exercise price of $3.50, resulting in an expense of $112,500, and (3) one option granted to a related party, Red Sea Ltd., representing 150,000 shares of common stock with an exercise price of $3.50 per share, resulting in an expense of $75,000. In addition to these options, we also issued a warrant representing 100,000 shares of common stock to Mr. Mohammad Khan, a director at the time of issuance, with an exercise price of $0.30 per share. This warrant resulted in an expense of $470,000.

     RESEARCH  AND  DEVELOPMENT:

     Our  research  and  development  expenditures  for  the  fiscal  year ended
December 31, 2001 was $65,975 as compared to $0 for the period from our inception to December 31, 2000. The increase was due to our increased expenses in developing our EssFlow platform, resulting from our change in our business model from consulting to technology development and product sales.

     COMPREHENSIVE  LOSS  TO  STOCKHOLDERS:

     Our comprehensive loss to stockholders for the fiscal year ended December 31, 2001 was $2,514,088 as compared to $894,839 for the period from our inception to December 31, 2000. This loss is due to each and all of the factors described above.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Since inception we have funded our capital requirements through private placements of restricted shares and warrants, which total $1,977,683 from inception to June 30, 2002, as well as debt financing. We intend to use the proceeds from this offering to pay down our outstanding debt and expand through international sales and acquisitions.

     As of June 30, 2002, we had aggregate outstanding liabilities of $757,106. This consists of a total of $183,572 of deferred compensation to former employees, officers and directors, $157,234 of amounts due to related parties, all of which are described in further detail in "Certain Relationships and Related Party Transactions," $409,220 of accounts payable and accrued expenses, and $7,080 in capital lease liabilities.

       Discussions of all material liabilities and commitments for the required period are described as follows:

       On February 1, 2001, we entered into a consulting agreement with Mr. Shezad Rokerya, who was a director at the time of the agreement, but resigned at the end of his last term. Mr. Rokerya received a retainer fee of $25,000 and was granted a total of 6 stock options representing 295,000 shares of common stock as compensation for his services as a director, beginning December 31, 2001. The exercise price of these options range from $1.50 to $3.50. This agreement expired on February 1, 2002. This agreement is discussed further in our discussion titled "Executive Compensation."


     In April 2001, we issued an unsecured note payable to Winthrop Venture Fund Ltd. for general operating expenses and working capital. The principal amount the note was $50,000, bearing an interest rate of 14 % and maturing on June 17, 2002. Our balance due as of June 30, 2002 was $47,000. On August 5, 2002, we paid $20,000 of this outstanding amount to Winthrop Venture. However, as of June 17, 2002, we became in default of the terms of the promissory note, and have issued 20,000 shares of restricted common stock to Winthrop Ventures and increased the interest rate on the account to 18% annually, as required by the terms of the note. We have an undefined extension on the note on these new terms, and anticipate paying this note in full with the proceeds from this offering. Accordingly, upon the closing of this offering, we do not anticipate that this note will have any material effect on our operations, liquidity and/ or financial position in the long term.

     In June 2001, we issued an unsecured note payable to Mark Stiedham, an individual unrelated to us, for general operating expenses and working capital in the amount of $30,000, bearing an interest rate of 6% and maturing on June 21, 2001. This note was repaid and retired on March 29, 2002.

     On July 15, 2001, we entered into a consulting agreement for $100,000 with Rowley Corporation, a non-affiliated company, for business development both in the US and overseas, which is personally guaranteed by Tariq Khan, our former Chief Executive Officer and President. In addition, we issued 75,000 stock options exercisable at $3.50 per share upon the consultant's fulfillment of its obligation to generate $250,000 in revenues for us in September 2001. Consulting expenses totaling $125,250 were recorded for this issuance. As of November 6, 2002, our balance due under this agreement is $25,500, and we issued options representing 75,000 shares of common stock to the consultant. See our discussion in "Business-International Expansion."

     On September 5, 2001, we entered into a consulting agreement with Red Sea, Ltd, an affiliated party, for business development. Red Sea will also receive a monthly retainer of $24,000, beginning after Red Sea has successfully raised $5,000,000 in equity financing or $1,000,000 in revenues, neither of which has occurred as of the date of the prospectus, until the agreement expires on September 5, 2002. See our discussions in "Business- International Expansion" and "Certain Relationships and Related Party Transactions." As of June 15, 2002, the consultant earned $0.00, and we issued options due to Red Sea on signing at an exercise price of $3.50 per share, representing 150,000 shares of common stock. The options vest in increments of 12,500 every month, for a one year period.

     On February 15, 2002, we entered into an agreement with Elegant Set-Up General Trading Estb, a business development company in Dubai, United Arab Emirates. The agreement terms are that we will provide technological support and $8,500 per month as salary for two employees, as well as 600,000 options convertible into one share of our common stock at an exercise price of $5.00 on the successful achievement of a milestone consisting of three markers: (1) obtaining three contracts from "well-reputed" clients for our products, and receipt of our project cost and profit mark-up, (2) assistance in obtaining five UAE investors for our shares, and (3) assistance in obtaining four UAE investors within 60 days of the agreement. We have not issued any of these options as of the date of this prospectus. This agreement expires on January 31, 2007. This agreement is discussed further in our discussions titled "Certain Relationships and Related Party Transactions" and "Business-International Expansion." We do not anticipate that these payments will have a material impact on either or our short-term or long-term liquidity.

     On March 14, 2002, we entered into an at-will employment agreement with Mr. Basit, our Chief Operating Officer. Mr. Basit's salary is accrued at $5,000 per month from the date of the agreement until the closing of this offering. In addition, Mr. Basit will receive an annual salary of $125,000 thereafter, effective from the date of the closing of this offering. He also received an option on that same date representing 100,000 shares of common stock with an exercise price of $5.00 and an expiration date of March 14, 2012, which vests two years from the date of the agreement. On September 15, 2002, Mr. Shaun Edwardes, our previous Chief Executive Officer, resigned from that position due to time constraints. Mr. Basit was then appointed Chief Executive Officer, effective September 15, 2002. For further discussion, see our discussion titled "Executive Compensation."


     The  following  table  summarizes  our cash obligations for next 18 months.

CONTRACTUAL OBLIGATIONS                   PAYMENTS DUE BY PERIOD
----------------------------------  ---------------------------------------------
                                     TOTAL    LESS THEN 12 MONTHS   12-18 MONTHS
                                    --------  --------------------  -------------
Trade Payables                      $750,026  $            750,026              -
----------------------------------  --------  --------------------  -------------
Capital Lease Obligations           $  7,080  $              4,070  $       3,010
----------------------------------  --------  --------------------  -------------
Operating Leases                           -                     -              -
----------------------------------  --------  --------------------  -------------
Unconditional Purchase Obligations         -                     -              -
----------------------------------  --------  --------------------  -------------
Other Long-term Obligations                -                     -              -
----------------------------------  --------  --------------------  -------------
Total Contractual Cash Obligations  $757,106  $            754,096  $       3,010
----------------------------------  --------  --------------------  -------------

FLUCTUATIONS  IN  OPERATING  RESULTS

     Annual and quarterly fluctuations in our results of operations may be caused by the timing and composition of orders from our customers and distribution channels. Our future results also may be affected by a number of factors, including our ability to offer our services and applications at competitive prices and to anticipate customer demands. Our results may also be affected by economic conditions in the geographical areas in which we operate. All of the foregoing may result in substantial unanticipated quarterly earnings shortfalls or losses. Due to all of the foregoing, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance. We do not expect any additional or altered impact as a result of our proposed acquisitions. Please refer to our discussion in the risk factor titled "Potential fluctuations in our quarterly results, due to the fact that we do not have a history of engaging in long-term projects, but rather derive the majority of our revenue from short-term projects which are completed within a quarter, makes financial forecasting based on our revenue stream difficult, and we may be unable to meet the predictions of market analysts and investors. Both our inability to meet forecasted predictions and the tendency of investors to trade based on predicted revenue stream may adversely affect our common stock trading price."

FOREIGN  CURRENCY

     We operate on an international basis with substantially all revenues produced in US dollars. The US dollar is the functional currency of our operations. We incur expenses for personnel and various purchases incurred in those countries other than the United States, in the currency of those countries, with the most significant one being the Pakistan rupee. Exchange rate fluctuations of the Pakistan rupee in relation to the US dollar have not been significant in recent years. We cannot predict the effect of exchange rate fluctuations upon future operating results due to the number of currencies involved. Historically we have not experienced significant variations in financial results due to currency fluctuations. Also, we have not historically attempted to reduce our currency risks through hedging instruments, and have no plans to engage in hedging activities at this time, although we may do so in the future.

     We maintain cash accounts in Pakistan containing no more cash than that required to fund operations for 60 days at any time to reduce our risk should the unlikely event of confiscation or other restriction on our accounts occur in Pakistan. We do not expect any additional or altered impact as a result of our proposed acquisitions.

INFLATION

     We believe that our revenue and results of operations have not been significantly impacted by inflation since we began operations. The majority of our staff is located in Lahore, Pakistan, and increases in inflation gets offset by the devaluation of the currency against dollar. For our US operations, the inflation impact was negligible due to the aggressive retrenchment of our operations to curtail the cost of operations. We do not expect any additional or altered impact as a result of our proposed acquisitions.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to us.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, Consolidated
Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The adoption of SFAS No. 144 has not had a material impact, if any, on our financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishments of debt to be aggregated and if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is not applicable to us.

     In  June  2002,  the  FASB  issued  SFAS  No.  146,  "Accounting  for Costs
Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. We do not expect adoption of SFAS No. 146 to have a material impact, if any, on our financial position or results of operations.

CRITICAL  ACCOUNTING  POLICIES

     Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience, and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements:

REVENUE  RECOGNITION

     For software installation and consulting contracts, we recognize revenue based on the following:

     For fixed fee contracts, we recognize revenue based on the percent complete, calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours, or based upon the completion of specific task benchmarks. It is our policy to record contract losses in their entirety in the period in which such losses are estimable. Any revenues associated with pre-payments or pre-billings are deferred until the revenue is earned.

     For non-fixed fee jobs, revenue is recognized as services are performed and adjusted to realizable value, if necessary.

     We did not have any significant post-contract support obligations at the time of revenue recognition for any contracts in progress or completed during the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000. Our accounting policy regarding vendor and post-contract support obligations is based on the terms of the customers' contract, which are billable upon the occurrence of the post-sale support. Any prepayments would be deferred until the support period was complete.

                  <REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

                                    BUSINESS
                                    --------
 HISTORY  AND  CONSULTING  BUSINESS

     Our company was incorporated on February 11, 2000 as a wholly-owned subsidiary of Converge Global, Inc., with separate operations, employees, facilities and management. We were incorporated in the state of Nevada as "Essential Tech, Inc.". Essential Tech (Pvt.) Ltd, a 98%-owned sister subsidiary of Converge based in Pakistan, became our direct subsidiary in February 2000. Essential Tech (Pvt.) Ltd was incorporated in August 1999 to take advantage of the benefits offered by the Pakistan labor force, but prior to February 2000, it had not commenced operations and there had been no material activity in the company. 80% of our software development is conducted through our subsidiary in Pakistan. The remaining 20% of development, and 100% of our sales and marketing, are conducted directly through our US office.

     On October 6, 2000, we changed our name to Esstec, Inc. In December 2000, both we and Converge executed a debt conversion agreement, in which Converge agreed to settle an outstanding debt to us in the amount of $800,000 for services performed, in exchange for which we received 255,782 shares of our common stock, which we subsequently cancelled. Converge then distributed all of its remaining shares of our common stock to a number of outstanding debtholders of Converge, retaining no interest in our company. We do not have any current relationship with Converge.

     Through the year ended December 31, 2001, we conducted business exclusively as a technology consulting service, providing general software development services for businesses, and focusing our expertise on the development of wireless applications for mobile devices such as mobile phones, personal digital assistants and handheld computers to streamline the business operations of our clients. Commencing in 2002, we refocused our business to a mix of consulting services and product-based technology development, focusing on the creation of our proprietary software platforms. All of our product development work for both of our proprietary applications and our consulting clients is conducted through our off-shore development center in Lahore, Pakistan. We use this center to employ skilled software developers and technicians who are highly proficient in the major programming languages, but at substantially lower cost than an on-shore competitor would have to pay for a similar level of skilled labor. Our U.S. operations consist primarily of management and our project managers, who serve as liaisons between our clients and our developers and technicians in Pakistan.

     In February 2002, we entered into a teaming agreement with L3 Technology, an unaffiliated Canadian software development company. We have agreed to be a non-exclusive distributor of their mobileIP software platform either in conjunction with our software products or on a stand-alone basis in exchange for 15% to 30% of the sale revenue. We have also agreed to conduct "joint bidding" with L3, allowing us to combine resources in locating end purchasers and conducting product sales. This agreement is for a period of one year and renewal by mutual agreement.

     While we still maintain our wireless and project consulting business, we have also begun research and development on several different proprietary applications and products that we believe will experience market demand in several industry segments. We intend to focus on mobile technologies that complement our existing suite of products, and anticipate both developing these technologies as well as acquiring companies with technologies that complement ours and are financially advantageous. See our discussion in "Acquisition Strategy."

PRODUCT  DEVELOPMENT

   ESSFLOW

     In 2001, following the downturn in the economy, and particularly the technology sector, we decided to shift our business focus from consulting to product development. The sale of consulting services is generally considered a far less scalable and profitable enterprise than sales of products. We then determined that it would be in our best interests to develop specific technologies based on our consulting knowledge and experience, which we could then use to move into direct product sales. With this in mind, we started working on the development of a software platform that can then be customized for each client's needs. This platform was named EssFlow Systems.

     EssFlow Systems can be modified based on client and industry needs. The first suite of products based on EssFlow Systems was completed in April 2002. The particular benefit of our technology is that it allows individuals who are not organized under one company structure to share and collaborate on the same information. If all participants were under the same company structure, the issue of a central database could be handled internally by a company intranet. However, many projects require individuals from various companies to interact with and manipulate the same information from one database, which becomes complicated and complex without a central intranet. Essflow resolves this issue by allowing outside collaborators to have the same access to information as internal intranet users. EssFlow allows outsiders in.

     The  EssFlow  platform  essentially  consists  of the following components:

       * A complex registration system registering permitted users and levels of access,
       * An information sharing system which allows work product to be shared among registered users,
       * A scheduling system to provide both communal and individual calendaring of work and meetings,
       * A billing system which allows all registered users to be put into one system, either manually or automatically, and provide access to the billing lists to all registered users, and
       * A collection system notifying registered users of outstanding collectable bills due by other registered users, and automatically submitting letters of notice, or other desired responses, as set up by the billing party.

     Application and usage of EssFlow System's functions would differ from industry to industry, and company to company. This necessitates development of product suites specific to different industries. We customize the registration, information, scheduling, billing, and collection systems to meet these different needs. We have found, however, that industries tend to require specific customizations of these systems, which we can further modify according to a specific client's needs. We decided to initially concentrate on two industries, namely the healthcare and entertainment industries.

     MedFlow

     MedFlow is our suite of products targeted for the healthcare industry. The entire suite is completed using the EssFlow Systems. The MedFlow system replaces the traditional paper-based communication and filing systems endemic to the health care industry with an electronic system, allowing all health care providers, insurance representatives, hospital or clinic agents and billing services to electronically integrate all communications, files and even billing into one secure location accessible via the Internet. MedFlow has an easily navigated user interface, which permits individuals with only a minimal amount of technical skill to use the product. As the needs of each MedFlow client grows, the system is scalable, in that new features can easily be added or modified, preventing costly system replacements.

     On December 2, 2001, we were retained by Crescent Diagnostic Medical Group, a related party, to develop a customized version of MedFlow, targeted towards the worker compensation industry. The President and Medical Director of Crescent Diagnostic, Dr. Sana Khan, is also a director of our company. This agreement expired in April 2002. On July 15, 2002, we entered into a two-month agreement with Crescent Diagnostics to enhance the system we developed for Crescent, for which we were paid an additional $28,000. We have not experienced any significant adverse consequences as a result of our completion of these agreements, and do not anticipate experiencing any such consequence. For a detailed discussion of the terms of these agreement and our relationship with Crescent Diagnostic, please refer to our discussion in "Certain Relationships and Related Party Transactions."

     EnterFlow

     We are also pursuing an EnterFlow platform based on the EssFlow Systems for the entertainment industry. We have entered into agreements in principle to develop three niche products in the EnterFlow platform.

          Film  and  Television  Industry  and  Production
          ------------------------------------------------

     This industry typically involves a number of different departments and personnel working from different locations to produce a film or television project. Our product will permit all of the individuals involved in the production access to the project through a user-friendly interface via the Internet and/ or a wireless personal digital assistant, each of which is password-protected. Our system will also allow each producer to access multiple different production projects within the system with a single mouse click. EnterFlow is designed to store and access all aspects of the production project, including budgets, scripts, and digital pictures for casting, streaming dailies (footage of film shot on any particular day) and information from web cameras deployed on the project set.

     We intend to market our EnterFlow product to a wide variety of clients in the entertainment industry, ranging from independent producers and studios to large studios and networks that want to monitor entire production slates and keep an online archive of easily referenced materials.

          Recording  Industry  and  Production
          ------------------------------------

     We also intend to market our EnterFlow product to the recording industry, particularly record companies and individual record producers. This industry is similar to the film and television industry in that it involves multiple parties and departments for record production. EnterFlow will enable users in the industry in the various stages of pre-production (including rehearsal), track selection, producer selection, studio selection, and session musician and equipment hire to access information regarding budget updates, scheduling, travel, equipment hire, rough mixes, and other creative and administrative elements which are continuously updated in real time.

          Post-Production  and  Distribution  Industry
          ----------------------------------- ----- ----

     We intend to market our EnterFlow product to a third segment of the entertainment industry, the post-production and distribution aspect of the industry. Once a recording project is delivered to a record company, a myriad of departments get involved in taking the finished product to market. This includes manufacturing, promotion, domestic and international marketing and promotion, and may require additional editing including the addition or revision of musical tracks or remixing of existing tracks. Each of these processes must be coordinated between the record company, the artist, the producer, and various attorneys, managers, publishers, merchandisers and touring personnel. Our product will be further developed to address the needs of the record companies to manage the progress and workflow of completed.


CONSULTING  SERVICES

     We intend to continue to provide our consulting services to small- and mid-size companies both domestically and internationally. Our general consulting services, which previously generated 100% of our revenues, consist of identification and resolution of the company's information technology needs.

     As a result of our new business focus, we also provide consulting services to our software customers. Our EssFlow product is not an "off-the-shelf" product which is simply purchased in a store and installed in a company's system. The EssFlow suite of products provide general templates for an industry, and we use our consulting services to customize the product purchased for both the industry needs of the client, as well as the specific needs of the company.


ACQUISITION  STRATEGY

     In addition to our consulting work and developing our own proprietary applications and products, we intend to acquire businesses with technologies that complement our existing suite of products or technologies. Our ideal targets would share our target client base, which we believe may reduce our costs of business development costs. We also intend to seek out companies with technologies in an advanced state of development, which we believe may mitigate our research and development costs, as well as our time to market.

     We intend to focus our acquisitions to maximize our off-shore development model to acquire target companies that have viable products, but are not yet profitable. We believe we can purchase these "revenue generating, money losing" operations in the information technology industry at currently depressed valuations. We then intend to restructure these companies into profitable enterprises primarily by supplementing the acquired company's development team with our cost-effective, skilled basic programming teams. We believe this may substantially reduce the cost of development, which would provide a stream of revenue for us. We intend to fund these acquisitions with either cash, stock or a combination of both, as we deem appropriate at the time.

     We do not have any agreements to enter into any acquisitions, nor are we in preliminary discussions to acquire any companies, affiliated or unaffiliated, at this time. However, we may decide to acquire businesses in the future which may be affiliated with our officers, directors, significant shareholders, or other affiliated parties. We do not have a conflict of interest policy at this time, but may adopt one in the future if our directors deem it advisable.


INTERNATIONAL  EXPANSION

     We also believe that an opportunity for growth exists in a number of regions outside the US which other companies have abandoned or withdrawn from due to perceived conditions of high competition and over-saturation. To this end, we have begun our international expansion in the United Arab Emirates. According to the government of the UAE, the UAE has been positioning itself to become a dominant information technology center of the Middle East, and has spent over $700,000,000 since October of 2000 to develop a state of the art technology park referred to as "Internet City and Media City." This technology park combines a premiere technological infrastructure in a tax-free zone fully supported by the Government of Dubai.

     We have decided to begin our Middle Eastern focus in the UAE for several reasons. The establishment of the Internet City and the support of the governments of Dubai and the UAE have created an environment which promotes and encourages the development of technology and technology-related industries. Its proximity to Pakistan will allow us to more effectively manage our development resources  in  our  region.  Additionally,  the  UAE  government  and  financial institutions  have  already  proven  (through  the  establishment  of  the Dubai
Internet City) to be supportive of companies looking to either develop or transfer technology to the Middle East. Finally, we believe that we have a number of relationships and contacts within this region that make it most logical for us to market our products and services to this region, and to begin our international expansion with the UAE.


     In February 2001, we opened an office in Dubai, UAE. However, we were unable to secure contracts which would justify our expense in maintaining an office in Dubai. In September 2001, we entered into a consulting agreement with Red Sea LTD, a corporate strategy firm, to assist with our business development in Europe and in targeting acquisition candidates outside the United States. In December 2001, we closed our Dubai office, and decided to establish and maintain our presence in Dubai through our contracts with Red Sea and Elegant Set-Up, described below. In exchange for an engagement fee of $150,000, Red Sea will develop an acquisition strategy and alliance agreement and close both an acquisition agreement and an alliance agreement within one year of entering into the consulting agreement. Red Sea will also be paid a monthly retainer of $24,000, beginning after Red Sea has successfully raised $5,000,000 in equity financing or $1,000,000 in revenues, neither of which has occurred as of the date of the prospectus, and neither of which apply to this offering. Red Sea has also been issued non-qualified stock options for 150,000 shares of our common stock at an exercise price of $3.50, which vest one year after executing the agreement. Either party may terminate the agreement, with or without cause, at any time, upon fifteen days' written notice. Our Chief Financial Officer is also a director of Red Sea. We have extended this agreement for 180 days following the effectiveness of this offering. Please refer to our discussions in "Certain Relationships and Related Party Transactions."

     In March 2002, we completed an agreement with Elegant Set-Up, a UAE marketing company, to market our technology products in the UAE. We will provide technological support and $8,500 per month as salary for two employees, as well as options to purchase 600,000 shares of our common stock at an exercise price of $5.00 on the successful achievement of a milestone consisting of three markers:

     * obtaining three contracts from "well-reputed" clients, as determined by our management, for EssTec products, and subsequent receipt of our project cost and profit mark-up;
     *    assistance in obtaining five UAE investors for EssTec shares; and
     * assistance in obtaining four UAE investors within 60 days of the agreement. We have not issued any of these options as of the date of this prospectus.

     This agreement is for five years, renewable by mutual agreement. In addition, Elegant has the right to appoint two directors to our Board of Directors, with the possibility of one Director being named Chairman of the Board, for the duration of the agreement. Please refer to our discussions in "Certain Relationships and Related Transactions."

     In July 2001, we entered into a consulting agreement with Rowley Corporation to assist us with business development and marketing internationally. In exchange for a payment of $100,000 and options to purchase 75,000 shares of our common stock with an exercise price of $3.50, we were introduced to Physicians Mobile Medical Group. We were awarded a $250,000 contract by Physicians Mobile Medical Group, a California business providing workers' compensation-related health care services to Southern California, to develop a software platform for use in the workers' compensation industry, and compatible with their proprietary website. In addition, we signed a contract with Crescent Diagnostic Medical Group in December 2001 for the development of our proprietary system called Compflow, for which we received $70,000.

MARKETING  AND  DISTRIBUTION

     Our MedFlow product is currently being marketed throughout the United States, and we intend to market it in the near future in the Middle East and Europe. We do not have any current marketing arrangements for this product in these regions currently, but anticipate entering into marketing agreements within the next fiscal year.

     Our EnterFlow product is not currently being marketed, but we anticipate launching it within the next fiscal year in the United States and Europe. We do not have any current marketing arrangements for this product. Any additional products we develop from our EssFlow technology will be marketed based on the region or regions which we predict will have the highest usage of our product.

     Our consulting services are generally paired with our product sales, and provided as a means of customizing a product for a niche market or business, rather than as an independent service. We also have a teaming agreement with L3, discussed above, which provides that we will do customization of their software platform for customers in the US, the Middle East and Canada.

      We do not maintain a specific system or contractual relationship with any other entity to engage in mass or systematic distribution of our products, as each individual purchaser will require our customization of the product to their particular business.

COMPETITION

     The software consulting and product development industries are very competitive. The consulting industry is characterized by several large companies, including IBM and CSC, as well as a large number of small companies serving niche markets. The product development industry is characterized primarily by a few very large companies, such as Sun Microsystems and Microsoft, with a large number of small companies serving niche markets. Although there are several competitors offering various segments of our overall approach, to the best of our knowledge, no single company exists that is providing all of the individual facets of our business plan and strategy. The following table summarizes the positions of our chief competitors. The check marks indicate competing industries.

COMPANY NAME              COLLABORATIVE     MOBILE    PORTALS  OFFSHORE
                             WORKFLOW      SERVICES
                             PRODUCT         FOCUS
                          --------------  ------------  -------  --------
ESSTEC                          X              X           X        X
------------------------  --------------  ------------  -------  --------
Action Technologies, Inc        X                          X
------------------------  --------------  ------------  -------  --------
e-flexx                         X                          X
------------------------  --------------  ------------  -------  --------
CDIT                            X                          X
------------------------  --------------  ------------  -------  --------
Itouch                                                     X
------------------------  --------------  ------------  -------  --------
MobileWay                                      X
------------------------  --------------  ------------  -------  --------


     Due to the changing nature and size of the software consulting business, we believe that neither we nor any of our chief competitors has a significant market share with respect to the software products and services development industry.

     Our primary method of competing in this arena is our ability to provide technology development services and consulting through our off-shore facility which we believe has a cheaper cost of labor then any of our major competitors. For further discussion, please refer to our risk factor entitled "Continued competition in our markets may lead to a reduction in our prices, revenues, and market share."

CUSTOMERS  AND  SUPPLIERS

     As of December 31, 2001, 83% of our revenues have been generated by two customers, International Wireless and Control Systems, Inc. and Physicians Mobile Medical Group, Inc. As of June 30, 2002 Crescent Diagnostic Medical Group, a related party, accounted for approximately 40% of our revenues and 1st Step, Inc., a related party, accounted for approximately 29% of our revenues. Mr. Shaun Edwardes, our former Chief Executive Officer, is a director of 1st Step, and Mr. Bill Cheung, our director, also serves as Chief Executive Officer and a director to 1st Step. The remaining 31% of our revenues were generated by three non-affiliated parties: Comprehensive Outpatient Surgery Center (10%), Manhattan Projects.com, Inc. (11%) and True View Diagnostic Centers, Inc. (10%). Our agreement with Crescent Diagnostic has since expired, and we do not anticipate have that company account for a significant percentage of revenues going forward. We do not have any other customers generating over 10% as of June 30, 2002, and none of our other customers are affiliates. We do not rely on any supplier for a material amount of our raw materials, and we purchase all supplies at fair market prices.


INTELLECTUAL  PROPERTY

     Although each of our subsidiaries produces proprietary software and wireless technology and applications, due to the high cost of patent applications and enforcement, as well as the ease with which other technology companies can avoid patent enforcement, all of our companies have elected not to apply for patent protection. Should the nature of the industry change such that it becomes financially and operationally advisable for us to pursue patent protection and enforcement, we may reconsider this business decision.

GOVERNMENT  REGULATION

     We are not aware of any government regulations that would affect our industry or the operations of any of our businesses.

RESEARCH  AND  DEVELOPMENT

     EssTec has conducted most of its research and development on behalf of customers that have paid for our services. In addition to any research and development that has been done at the expense of our customers, EssTec has spent $0.00 in fiscal 2000; $65,975 during fiscal 2001; and $99,570 during the six month period ending June 30, 2002 on research and development activities, predominantly for the development of our EssFlow System. We have spent $165,545 on research and development in the past two fiscal years and the interim period of this fiscal year, 51% of which has been borne by our customers.

FACILITIES  AND  EQUIPMENT

     Our headquarters are located in a facility in Bellflower, California. We have been permitted to use these premises rent-free for the duration of our contract with Crescent Diagnostics, which will expire in October 2002. See our discussion in "Certain Relationships and Related Party Transactions." The contract has since expired, but Crescent has verbally agreed to permit us to remain in our present facility on our present terms indefinitely. We also lease a 2500 square foot office space in Lahore, Pakistan. The lease on this facility is for a term through July 31, 2002, but has been extended until July 31, 2003. The rental payment is approximately $460 per month. We believe that we will be able to extend the lease terms or find alternative space without incurring a material cost.


EMPLOYEES

     As of the date of this prospectus, we have a total of 16 employees, 14 of which are full-time. Four employees, including two part-time employees, work in our United States facility, and 12 work in our Pakistan facilities.

LITIGATION
     To the best knowledge of management, there are no litigation matters pending or threatened against us.

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                                       30

                                    MANAGEMENT
                                   -----------

DIRECTORS  AND  EXECUTIVE  OFFICERS

     Directors serve until the next annual meeting or until their successors are duly qualified and elected. Officers serve at the discretion of the Board of Directors. Our directors and officers as of the date of this prospectus are as follows:

     NAME                                  AGE       POSITION
     ----                                  ---       --------
Ali Basit                                   38       Chief Executive Officer
Khalid El-Saadi                             30       Chief Financial Officer Treasurer
Abdul  Saquib                               34       Vice President - Operations Secretary
Faysal Zarooni                              38       Director, Chairman of Board of Directors
Bill Cheung                                 31       Director
Ramsey Hakim                                37       Director
Dr. Sana Khan                               35       Director
Syed Nasir Zafar Ahmed                      33       Director


     ALI BASIT: Mr. Basit has served as Chief Executive Officer to EssTec since September 2002. Mr. Basit served as Chief Operating Officer of EssTec from March 2002 to September 2002. From July 2000 to December 2001, Mr. Basit served as Director of Research and Development for Glovia, International, a division of Fujitsu North America, a software development company. From August 1999 to July 2000, Mr. Basit served as Senior Web Development Manager for Epoch Networks, Inc., an Internet service provider, specializing in business-to-business and business-to-consumer e-commerce applications. From February 1997 to August 1999, Mr. Basit served as Systems Engineer for Experian North America, a credit reporting company formerly known as TRW. Mr. Basit is a full time employee of EssTec and devotes 100% of his time to the business of EssTec.

     KHALID EL-SAADI: Mr. El-Saadi has served as Chief Financial Officer and Treasurer to EssTec since February 2002. From November 1999 to January 2001
Mr. El-Saadi served as Principal of Euclid/eCorporate Partners, a technology-focused venture capital partnership, based in New York, between Euclid SR Partners and the Saudi Economic and Development Company. From March 1997 to March 1999, Mr. El-Saadi served as Marketing Manager and Treasurer of the Abdullatif Jameel Group, the largest independent Toyota distributor. Prior to 1997, Mr. El-Saadi served as Senior Manager with the Treasury Client Services Group at the National Commercial Bank of Saudi Arabia, and as Assistant Manager with the Treasury Marketing Unit at the Saudi American Bank (CITIBANK). Mr. El-Saadi holds a BS in International Business Administration from the American College of Switzerland. Mr. El-Saadi is a full time employee of EssTec and devotes 100% of his time to the business of EssTec

     ABDUL L. SAQUIB: Mr. Saquib has served as Vice President-Operations and Secretary to EssTec since September 2000. From June 2000 to September 2000, Mr. Saquib served as Business Development Manager of Intelilabs, Inc., developing the company's US presence. From May 1996 to January 2000, Mr. Saquib held various positions with Citibank N.A. Pakistan, including Operations Manager for the flagship branch of Citibank in Pakistan with assets of $700 million. Mr. Saquib holds a BS in Electrical Engineering from Ohio University, and received an MA in Economics from Ohio University in 1992. Mr. Saquib is a full time employee of EssTec and devotes 100% of his time to the business of EssTec.


     FAYSAL ZAROONI: Mr. Zarooni has served as a director and as Chairman of the Board of Directors to EssTec since February 2002. Mr. Zarooni has served as Managing Director to the Al Zarooni Group of Companies, a real estate company that develops and rents properties in Dubai and Abu Dhabi, since 1989. Mr. Zarooni has served as Director to and owner of Elegant Set-Up, a Dubai, UAE business development company, since 2000. Mr. Zarooni holds a BBA in Business Administration from the University of Central Florida. Mr. Zarooni anticipates devoting 8 hours per week to the business of EssTec.

     BILL CHEUNG: Mr. Cheung has served as a director of EssTec since December 2001. From April 1997 to November 2001, Mr. Cheung served as Marketing and Sales Partner with Golden Horizon Plastic Corp. From March 1994 to March 1997, Mr. Cheung served as Sales Manager to National Plastics Color. Mr. Cheung also serves as Chief Financial Officer and director to 1st Step, Inc., a position he has held since its inception in February 2002. Mr. Cheung anticipates devoting 8 hours per week to the business of EssTec.

     RAMSEY HAKIM: Mr. Hakim has served as a director to EssTec since August 2001. From 1994 to 2002, Mr. Hakim served as Director of Business Development to AT&T, Inc., focusing on the development of corporate alliances and partnerships. Mr. Hakim received a BS in Computer Science from the University of California in 1986, and an MBA from the University of California in 1989. Mr. Hakim anticipates devoting 8 hours per week to the business of EssTec.

     DR.  SANA KHAN:  Dr. Khan has served as a director to EssTec since February
2002.    Dr.  Khan  served  as  President  and  Medical  Director  of  Crescent
Diagnostics, Inc. from September 1996 to December 1999, and President and Medical Director of Crescent Diagnostics Medical Group since January 2000. Dr. Khan received a BS in Biology from the University of California, Irvine in 1986, and a joint MD/Ph.D. (Anatomy/ Neurobiology) from the University of California, Los Angeles in 1993. Dr. Khan anticipates devoting 8 hours per week to the business of EssTec.

     SYED NASIR ZAFAR AHMED: Mr. Ahmed has served as a director to EssTec since February 2002. From 1996 to the present, Mr. Ahmed has served as Director to Farnaz Enterprises, an import house for the import of Neutrogena line of products in Pakistan. Mr. Ahmed has served as Director to ZAFCO (Pvt.) Ltd., a Karachi-based international trading house, since his founding of the company in 1988. ZAFCO is currently the exclusive distributor of Neutrogena, General
Mills, Frito-Lay Inc, Freeman Cosmetics and Dial Corporation products in Pakistan. Mr. Ahmed has also served as a Director to Elegant Set-Up, a Dubai, UAE business development company, since 2000. Mr. Ahmed has a BS in Business from the University of Southern California. Mr. Ahmed anticipates devoting 8 hours per week to the business of EssTec.

ADVISORY  BOARD


     We currently maintain an Advisory Board, comprised of individuals possessing particular expertise or experience in various areas pertaining to our business. Currently, our Advisory Board has three members, each of which serves at the discretion of the Board of Directors. As consideration of their services, we have granted to each Advisory Board member options to purchase a number of shares of our common stock based on the length of their agreement and amount of time they committed to be spent on our activities.

          Current  members  of  our  Advisory  Board  are:

          1.  Mukhtar  Hasan
          2.  Monis  Rahman
          3.  Shezad  Rokerya


     MUKHTAR HASAN: Mr. Hasan graduated from the University of Karachi with a Bachelor of Commerce in 1970, and qualified as a Chartered Accountant with Eric Nabarro & Partners, London in 1974. From 1974 through 1979, Mr. Hasan served as head of financial operations in the United Kingdom for the Habib Bank A.G. Zurich in London, and joined the National Bank of Ras-al-Khaimah from 1979 to 1980. In 1980, Mr. Hasan was appointed Finance Director of Intermarine Shipping Limited in London, a bulk cargo vessel company. In 1983, he assisted in establishing the Tawoos Group in Oman, which manages and operates companies in various fields and encompasses approximately 30 companies. In 1995, he assisted in organizing Renaissance Services SAOG, and was subsequently appointed Chief Executive Officer of Renaissance. In 1998, Mr. Hasan established Redwood Partners, a corporate finance firm focusing exclusively on the GCC markets. He is also a Fellow of the Institute of Chartered Accountants in England and Wales, and a director of several private companies.

     MONIS RAHMAN: Mr. Rahman graduated from the University of Wisconsin-Madison with a B.S. degree in Electrical and Computer Engineering.
Mr. Rahman served as a member of Intel Corporation's Itanium microprocessor development team, from 1993 to 1997. From 1997 to 1998, Mr. Rahman was a senior architect at Advanced Micro Devices. From 1998 to 1999 Mr. Rahman was
CEO & President of Crestech, a chip design consulting services company. In February 1999, Mr. Rahman founded eDaycare.com, which he subsequently sold to Parent Watch, Inc. in 2000. He then established an independent practice of technology consultation in the field of advance chip designs and manufacturing.

     SHEZAD ROKERYA: Mr. Rokerya is the Chairman of The Interlink Companies, a Private Investment and Merchant bank, which he founded in 1990. Mr. Rokerya is also Chairman of Interlink Equity Capital L.P., a South Asian private equity banking buy-out fund formed to make friendly acquisitions of banks undergoing privatization, and managed the company's expansion into information technology venture capital arena by establishing partnerships with TATA, iAsiaworks, CBSI and Parsec. Mr. Rokerya also serves on the boards of numerous Interlink subsidiaries, outside investment vehicles and portfolio companies. Prior to that, Mr. Rokerya was employed in private investments with Lehman Brothers and Merrill Lynch & Co. He has also served as financier and advisor to the Saudi Royal Family on telecommunications, hotel and railway infrastructure projects throughout the Kingdom of Saudi Arabia. Mr. Rokerya is a native of Montreal, Canada where he attended McGill University and later attended Western State Law School.

     We do not employ any member of our Advisory Board. Although none has any material commitments to other companies at this time, each member may acquire commitments to other entities in the future, which may limit his availability to us. There can be no assurance that we will be able to retain any of our Advisory Board members.


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                                       33

                             EXECUTIVE COMPENSATION
                             ----------------------
     The following table sets forth the total compensation earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers earning over $100,000 for the fiscal year ended December 31, 2001.

                                                   LONG  TERM  COMPENSATION
                     -------------------------    -----------------------------
                     ANNUAL  COMPENSATION         Awards                                  Payouts
                     -------------------------    ------     ----------    -------------- -------  -----------
                                                  Other      Restricted    Securities     LTIP     All Other
                                       Bonus      Annual      Stock        Underlying     Payouts  Compen
                    Year   Salary ($)  ($)        Compen-     Awards($)    Options/SARs            -sation ($)
                                                  sation ($)               (#)
                    ----  -----------  ---------- ---------- ----------    -------------  -------  -----------
Tariq Khan, Chief   2001  $ 60,000.00  $     0.00  $  0.00    $    0.00          0         $ 0.00  $      0.00
Executive Officer
and President (1)
------------------  ----  -----------  ----------  --------- ----------    -------------  -------  -----------


                                     OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
                                     ==========================================
                                                  INDIVIDUAL GRANTS

                                   Number of     % of Total
                                   Securities    Options/SARs
                                   Underlying    Granted to
                                   Option/SARs   Employees in Fiscal   Exercise or Base  Expiration
Name                        Year   Granted (#)   Year                  Price ($/Share)   Date
-------------------------  ----    -----------   -------------------   ----------------  ----------
Tariq Khan,                2001              0                 0.00%
Chief Executive
Officer and President (1)
----------------------------------------------   -------------------   ----------------- ----------


(1)     Mr.  Khan  resigned  on  January  1,  2002.

EMPLOYMENT  AND  RELATED  AGREEMENTS

      OFFICERS

     All of our US employees have employment agreements. However, each of these employees maintains "at will" employment. A form of our employment agreement is attached as an exhibit to this prospectus.

     On March 14, 2002, we entered into an at-will employment agreement with Mr. Basit, our Chief Operating Officer. Mr. Basit's salary is accrued at $5,000 per month from the date of the agreement until the closing of this offering. In addition, Mr. Basit will receive an annual salary of $125,000 thereafter, effective from the date of the closing of this offering. He also received an option on that same date representing 100,000 shares of common stock with an exercise price of $5.00 and an expiration date of March 14, 2012, which vests two years from the date of the agreement. On September 15, 2002, Mr. Shaun Edwardes, our previous Chief Executive Officer, resigned from that position due to time constraints. Mr. Basit was then appointed Chief Executive Officer, effective September 15, 2002.

     On March 15, 2002, we entered into an at-will employment agreement with Mr. El-Saadi, our Chief Financial Officer. Mr. El-Saadi received an option on that same date representing 25,000 shares of common stock at an exercise price of $5.00 and an expiration date of March 15, 2012, which will vest one year from the date of the agreement.

     DIRECTORS

     In October 2001, we issued warrants representing 100,000 shares of our common stock to Mohammed Khan, a director at the time of issuance, as compensation for his services as a director. The warrants had an exercise price of $0.30 per share, and were exercised in December 2001. Mr. Khan resigned from the board in February 2002.

     In October 2001, we entered in a consulting agreement with Mr. Bill Cheung, for his membership in our Board of Directors. He was awarded an option representing 150,000 shares of common stock with an exercise price of $3.50, and which vested fully on the date of the agreement. In addition to this Mr. Cheung will also receive 3% commission on all revenues generated entirely through his efforts, including sales contracts entered into as a result of his introduction to the contracting party.

     On February 1, 2001, we entered into a consulting agreement with Mr. Shezad Rokerya, who was a director at the time of the agreement, but resigned at the end of his last term. Mr. Rokerya received a retainer fee of $25,000 and was granted a total of 6 stock options representing 295,000 shares of common stock as compensation for his services as a director, beginning December 31, 2001. The exercise price of these options range from $1.50 to $3.50. This agreement expired on February 1, 2002.

     All of our directors are paid $500 for attending each board meeting. Other then this they are not entitled to any other compensation.

     STOCK  OPTION  PLAN


     On March 1, 2000, our stockholders and Board of Directors adopted the 2000 Incentive and Non-statutory Stock Option Plan. The purpose of this stock option plan is to advance the interests of EssTec by encouraging and enabling acquisition of a financial interest in our company by our officers and other key individuals. The stock option plan is intended to aid us in attracting and retaining key employees, to stimulate the efforts of such individuals and to strengthen their desire to remain with us. A maximum of 3,000,000 shares of our common stock are available to be issued under the stock option plan. As of November 6, 2002, we have granted options under our stock option plan representing 1,286,708 shares of underlying common stock, of which options representing 460,000 shares have been exercised. Of these exercised options, 225,000 shares were returned to us in October 2001, as part of our Stock Contribution. See our discussion under "Management's Discussion and Analysis." Of the remaining issued options, options representing 74,863 shares have expired, and options representing 751,845 shares remain outstanding.


                  <REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of September 19, 2002, based on 4,276,162 issued and outstanding shares, by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and
(iii) each other person who is known by us to own beneficially more than 5% of our common stock, and 259,335 shares held through options which are exerciseable within 60 days.

 Name  and  Address  of  Beneficial  Owners(1)  Amount  and  Nature  of  Percent  Ownership(2)
                                                Beneficial  Ownership(2)
 =============================================  ======================== =============================
                                                                         Pre Offering   Post Offering
                                                                         -------------  --------------
Faysal Zarooni                                             0                   0             0
P.O. Box 53144
Dubai, UAE
----------------------------------------------  -----------------------  --------------  -------------
Ali S. Basit                                            35,568(3)          0.78%           0.64%
16329 Glen Alder Court
La Mirada, CA 90638
----------------------------------------------  -----------------------  --------------  -------------
Abdul Latif Saquib                                      75,000(4)          1.65%           1.35%
14035 W. Tahiti Way, # 226
Marina Del Ray, CA  90292
----------------------------------------------  -----------------------  --------------  -------------
Khalid El-Saadi                                         18,767(5)          0.41%           0.34%
1158 26th Street, # 244
Santa Monica, CA 90403
----------------------------------------------  -----------------------  --------------  -------------
Syed Nasir Zafar Ahmed                                     0                   0              0
25/2 31st Street, Phase V
Karachi, Pakistan
----------------------------------------------  -----------------------  --------------  -------------
Ramsey Hakim                                             5,000(6)          0.11%           0.09%
10359 Rossbury Place0.,
Los Angeles, CA 90064
----------------------------------------------  -----------------------  --------------  -------------
Bill Cheung                                            150,000(7)          3.31%           2.71%
2786 Shakespeare Drive
San Marino, CA 91108
----------------------------------------------  -----------------------  --------------  -------------
Sana U. Khan                                              28,000           0.62%           0.51%
4944 E Crescent Drive
Anaheim Hills, CA 92807


----------------------------------------------  -----------------------  --------------  -------------
All executive officers and directors as a                302,335          6. 89%           5.64%
group (9 persons)
----------------------------------------------  -----------------------  --------------  -------------
Mr. Gerald Calame(8)                                   1,172,257          25.85%          21.18%
Mill Mall, P. O. Box 964
Road Town Tortolla,
British Virgin Islands
----------------------------------------------  -----------------------  --------------  -------------
John King (9)                                            500,347          11.03%           9.04%
Charlotte House
Nassau, Bahamas
----------------------------------------------  -----------------------  --------------  -------------
Winthrop Venture Management Inc. (10)                    423,500           9.34%           7.65%
1080 Southeast 3rd Avenue
Fort Lauderdale, FL  33316
----------------------------------------------  -----------------------  --------------  -------------

(1) Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated.

(2) The percentages shown are calculated based upon the shares of common stock outstanding as of September 19, 2002 on a fully diluted basis. This includes 4,276,162 shares of common stock and stock options representing 259,335 shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(3) Consisting of 35,568 shares underlying stock options exercisable at $5.00 per share of the common stock from March 15, 2002 through March 14, 2012.

(4) Consisting of 50,000 shares underlying stock options exercisable at $1.00 per share of common stock from September 15, 2000 through September 14, 2010 and 15,000 shares. Also includes 10,000 shares of common stock held by Mr. Saquib's father.

(5) Consisting of 18,767 shares underlying stock options exercisable at $5.00 per share of common stock from March 1, 2002 through February 28, 2012.

(6) Consisting of 5,000 shares underlying stock options exercisable at a price of $1.00 from September 15, 2001 through September 14, 2010.

(7) Consisting of 150,000 shares underlying stock options exercisable at a price of $3.50 from October 15, 2001 through October 14, 2011.

(8) All shares are held indirectly by Mr. Calame through Ucino Finance Ltd., Mill Mall, P. O. Box 964 Road Town Tortolla, British Virgin Islands.

(9) All shares are held indirectly by Mr. King through Knightrider Investments, Ltd, Charlotte House Nassau, Bahamas.

(10) The Winthrop Venture Management, Inc. is the General Partner of the Winthrop Venture Fund.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     We have deferred compensation to Mr. Hamid Kabani, our former Chief Financial Officer, for services provided from December 2000 to July 2001, in the amount of $60,000, and Mr. Shaun Edwardes, for services provided from January 2002 to July 10, 2002, in the amount of $41,037. We have also deferred reimbursement of expenses incurred by Mohammed Khan, our former director, for the period from December 15, 2001 to January 15, 2002, in the amount of $1,619. Additionally, we have deferred compensation to two current officers, Mr. Ali Basit, for services provided from March 2002 to July 10, 2002 in the amount of $15,000, Mr. Abdul L. Saquib, for services provided from February 2001 to July 10, 2002, in the amount of $33,499. All amounts are due for services rendered to us in their capacities as officers and employees, and we intend to pay down these unsecured, non-interest-bearing debts with the proceeds of this offering. See our discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." We also owe $3,827 to ManhattanWest, Inc., which is owned by our former Chief Executive Officer, Mr. Tariq Khan in repayment for a non-interest bearing loan to us over the last fiscal year for general working expenses.

     We also have an agreement with Crescent Diagnostic Medical Group, to which one of our directors, Dr. Sana Khan, is President and Medical Director, in which we are customizing our MedFlow product for worker compensation industry, in exchange for our office space and a monthly fee of $14,000. We entered into this agreement in December 2001. During the six months ended June 30, 2002, we recognized revenues of $56,000 as a result of this contract. We have a verbal agreement with Dr. Khan to maintain our offices in their current location for the remainder of this year. This agreement expired in April 2002. On July 15, 2002, we entered into a two-month agreement with Crescent Diagnostics to enhance the system we developed for Crescent, for which we were paid an additional $28,000. We have not experienced any significant adverse consequences as a result of our completion of these agreements, and do not anticipate experiencing any such consequence.

     In March 2002, we executed a consulting agreement with 1st Step, Inc., to which Mr. Shaun Edwardes, our former Chief Executive Officer, is a director. The purpose of this agreement was to develop brand identity for 1st Step. We completed the project in March 2002, and were paid $40,000 for our services. Bill Cheung, our director, also serves as Chief Executive Officer and a director to 1st Step. 1st Step has no other affiliation with EssTec aside from the completed agreement and the affiliations of Messrs. Edwardes and Cheung.


     In March 2002, we issued warrants representing 25,000 shares of our common stock to Mr. Abdul Saquib, our Vice President of Operations, as compensation for his services as an officer. The warrants had an exercise price of $0.30 per share, and were exercised in March 2002. This resulted in non-cash compensation expense of $242,500 for the first quarter of fiscal year 2002, representing the difference between the exercise price and the deemed fair market value of $10.00 at that time. On September 15, 2000, we issued to Mr. Saquib incentive stock options representing 50,000 shares of restricted common stock at an exercise price of $1.00, expiring on September 15, 2010.

     On February 1, 2002 we executed an agreement with Elegant Set-Up, a Dubai, UAE business development company owned by a director, Mr. Faysal Zarooni, and to which another of our directors, Mr. Syed Nasir Zafar Ahmed, who also serves as a director. The purpose of this agreement is to expand our product sales into the Middle East, as well as locating investors for our shares of common stock. This agreement, and Elegant's requirement to locate investors, expressly does not apply to this offering. The agreement terms are that EssTec will provide technological support and $8,500 per month as salary for two employees, as well as 600,000 options convertible into one share of EssTec common stock at an exercise price of $5.00 on the successful achievement of a milestone consisting of three markers: (1) obtaining three contracts from "well-reputed" clients for EssTec products, and receipt of EssTec's project cost and profit mark-up, (2) assistance in obtaining five UAE investors for EssTec shares, and (3) assistance in obtaining four UAE investors within 60 days of the agreement. We have not issued any of these options as of the date of this prospectus. This agreement expires on January 31, 2007.

     On January 14, 2002, we entered into an at-will employment agreement with Mr. Edwardes, who was then our Chief Executive Officer. Mr. Edwardes' salary accrued at $9,000 per month from the date of the agreement to his resignation on September 15, 2002, payable at the closing of this offering. In addition, on the same date, he received an incentive stock option representing 50,000 shares of common stock with an exercise price of $5.00 and an expiration date of

January 14, 2012, which vest over a period of one year, but accelerate to vest fully upon effectiveness of this offering. Mr. Edwardes terminated this agreement on September 15, 2002 by resigning from the position of Chief Executive Officer, citing reasons of time constraints. Due to the fact that the options awarded to him were incentive stock options, the terms of the option were altered to reflect Mr. Edwardes' resignation on September 15, 2002. Accordingly, options representing 33,425 shares of common stock had vested, and these will expire on March 15, 2002. Additionally, Mr. Edwardes received a second option on January 14, 2002 representing 25,000 shares of common stock, with an exercise price of $5.00 and an expiration date of January 14, 2012, which vest over a period of one year from the date of the agreement. At the time of Mr. Edwardes' resignation, options representing 16,712 shares of common stock had vested, and expired on March 15, 2002. No further options will vest under either of these issuances.


     On October 1, 2001, the four individuals or entities holding founders' shares exchanged those shares for warrants to purchase an equal number of shares at $0.30 per share. See our discussion in "Management's Discussion and Analysis and Results of Operation." Converge returned 1,372,105 shares, Shuaib Rana returned 50,000 shares, Adnan Rana returned 37,500 shares, and Junaid Khan returned 37,500 shares. In addition, Tariq Khan returned 112,500 shares, which were received upon exercise of an option in July 2001, and Imran Hussein returned 112,500 shares, which were received upon exercise of an option in July 2001. We then conducted a private placement granting each of these five individuals and Converge warrants to purchase an equal number of shares at $0.30 per share (1,722,109 shares in the aggregate). 825,688 shares were issued upon exercise of these warrants and the remainder of the warrants expired unexercised upon the initial filing of this registration statement and prospectus. This stock contribution was voluntarily conducted in order to correct the uneven and inefficient capital structure, which our founders and our Board of Directors believed existed at the time.


     In October 2001, we issued options representing 150,000 shares of our common stock to Mr. Bill Cheung, one of our directors, as compensation for his services as director. The options have an exercise price of $3.50 per share and expire in October 2011. This resulted in a non-cash compensation expense of $112,500 for the fiscal year ending on December 31, 2001, representing the difference between the exercise price and deemed fair market value of $5.00 at that time.

     In October 2001, we issued warrants representing 100,000 shares of our common stock to Mr. Mohammed Khan, a director at the time of issuance, as compensation for his services as a director. The warrants had an exercise price of $0.30 per share, and were exercised in December 2001. We listed a non-cash compensation expense of $470,000 at the time of issuance, representing the difference between the exercise price and our deemed fair market value of $5.00 at that time. In addition to these warrants, we also agreed to pay a salary of $5,000 per month to Mr. Khan for his services as a director, which accrued from June 1, 2001 until his resignation as a director, effective January 15, 2002. As of December 2001, we owed Mr. Khan $30,000 as advisory fees. This debt was converted to 100,000 shares as per the debt conversion agreement signed with Mr. Khan on December 1, 2001.


     On September 1, 2001, we entered into an independent consulting services agreement with Manhattan Capital Partners, LLC, to which Mr. Tariq Khan, our Chief Executive Officer at the time, serves as General Partner. Manhattan Capital Partners was to provide services regarding acquisition strategy, alliance development, business development and assistance with equity financing, in exchange for which we would provide a $150,000 fee and a $24,000 monthly retainer upon securing $5,000,000 in equity financing or $1,000,000 in revenues. None of these events have occurred, and we have not received any services from Manhattan Capital Partners, and have not paid any funds nor incurred any expenses as a result of this agreement. This agreement expires at any time upon receipt of notice from either party.

     In September 2001, we entered into a consulting agreement with Red Sea LTD, a corporate strategy firm, to assist with our business development in Europe and in targeting acquisition candidates outside the United States. In exchange for an engagement fee of $150,000, Red Sea will develop an acquisition strategy and alliance agreement and close both an acquisition agreement and an alliance agreement within one year of entering into the consulting agreement. We currently owe Red Sea the $150,000 fee, including $3,407 in interest (4.5%), and we anticipate paying this in its entirety from the proceeds of this offering. See "Use of Proceeds." Red Sea will also be paid a monthly retainer of $24,000, beginning after Red Sea has successfully raised $5,000,000 in equity financing or $1,000,000 in revenues, neither of which has occurred as of the date of the prospectus. Red Sea has also been issued non-qualified stock options for 150,000 shares of our common stock at an exercise price of $3.50, which vest one year after executing the agreement. This agreement excludes this offering. Our Chief Financial Officer is also a director of Red Sea. Please refer to our discussions in "Business-International Expansion." This agreement expired in September 2002, but we have extended this agreement for 180 days following the effectiveness of this offering.

     On July 15, 2001, we entered into a consulting agreement for $100,000 with Rowley Corporation for business development both in the US and overseas, which is personally guaranteed by Tariq Khan, our former Chief Executive Officer and President. As of November 6, 2002, we owe a balance of $25,500. For further discussion of this agreement, see our disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     In 2001, Mr. Shezad Rokerya, then a director, was issued a series of options in exchange for consulting services and services as a director. On February 1, 2001, we entered into a consulting agreement with Mr. Rokerya, who was a director at the time of the agreement, but resigned at the end of his last term. Mr. Rokerya received a retainer fee of $25,000, and was granted a total of 6 stock options representing 295,000 shares of common stock as compensation for his services as a director, beginning December 31, 2001. The exercise price of these options range from $1.50 to $3.50. This agreement expired on February 1, 2002. The option issuances are detailed in the next paragraph.

     In February 2001, we issued options representing 150,000 shares of common stock to Mr. Rokerya at an exercise price of $1.50 per share, and expiring in February 2011. This award resulted in a non-cash compensation expense of $150,000 for the fiscal year ended December 31, 2001, representing the difference between the exercise price and deemed fair market value of $3.50 at that time. Mr. Rokerya was awarded additional options representing 20,000 shares of common stock in February 2001 with an exercise price of $3.50, expiring February 2011. In March 2001, Mr. Rokerya received options representing 50,000 shares of common stock at an exercise price of $3.50 and expiring March 2011. In April 2001, Mr. Rokerya received options representing 75,000 shares of common stock at an exercise price of $3.50, expiring April 2011. In October 1, 2001, as a result of our 2:1 reverse split, Mr. Rokerya's options representing 295,000 shares of common stock were reduced to options representing 147,500 shares of common stock, consisting of options representing 75,000 shares of common stock at $1.50 per share, and options representing 72,500 shares of common stock at $3.50 per share. Options representing 50,000 of these shares of common stock, exerciseable at $1.50 per share, expired on the initial filing of this prospectus. In February 2002, Mr. Rokerya's previous consulting agreement expired, and we executed a new consulting agreement with him, granting him a position on our advisory board, and additional options representing 20,000 shares of common stock with an exercise price of $5.00 as compensation for his services. These options expire February 2004, and vest monthly on a pro-rata basis for the duration of the one-year consulting agreement.

     From June 2000 to July 2001, we leased our principal business property from Inetversity Inc., to which our former Chief Executive Officer, Mr. Khan, was the majority shareholder. We paid $5,881 per month in rent, and negotiated our lease at arms-length terms. The annual rent of $70,577 was paid in full on a timely basis.

     In February 2001, Manhattan West, which is owned by our former Chief Executive Officer, Tariq Khan, loaned us $35,331 for general working capital for our Pakistan operations. This amount was evidenced by an agreement stating that the loan was of indefinite duration, bearing no interest rate, nor is there any right to demand payment of any balance outstanding. In March 2002, both we and Manhattan West agreed to convert the note, for which the entire balance remained outstanding, into restricted shares of our Pakistan subsidiary. The number of shares will be determined on the valuation of the subsidiary at the close of this fiscal year, at which time we will issue $35,331 worth of our subsidiary's shares to Manhattan West.


     On December 20, 2000, we entered into a debt conversion agreement with our former parent, Converge, whereby Converge returned 255,782 shares of our common stock in exchange for cancellation of the outstanding debt of $895,238 owed to the us by Converge for providing web services to them between February and December 2000. We entered into a series of consulting and service contracts with Converge during the period from our inception to December 31, 2000, which totaled $134,193. However, since January 1, 2001, we have not provided any services to Converge.

     In July 2000, we sold Manhattan Capital Partners a portion of our unused hardware, for which we are currently owed $9,899.

     In February 2000, we issued 3,250,000 shares of restricted common stock as founders' shares on our inception. 3,000,000 of these shares were issued to
Converge Global, 100,000 to Shuaib Rana for his services in organizing and initiating our operations in Pakistan, and 75,000 shares to Adnan Rana and Junaid Khan for their services in organizing our operations in the United States. In December 2000, Converge Global returned 255,782 shares of common stock in exchange for services we provided to them from the date of our inception to December 2000.

     Additionally, some of our officers and directors may hold directorships in other companies, which may detract from the time they are able to give to our company, and some of those companies may compete with ours. We do not have a formal policy regarding conflicts of interest for our officers or directors, nor do we maintain a formal policy regarding time allocations between our officers and directors and additional positions they may hold.

                  <REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $.001 par value per share. The following is a summary of the material provisions of our capital stock, certificate of incorporation and bylaws.

COMMON  STOCK

     As of September 19, 2002, there are 4,276,162 shares of common stock outstanding, which are held of record by 99 stockholders. In addition, as of the date of this prospectus, there are 776,708 shares of common stock subject to outstanding options and 284,133 shares of common stock subject to outstanding warrants. Upon completion of this offering, there will be 5,276,162 shares of common stock outstanding assuming no exercise of the underwriter's over-allotment option, and 5,427,162 shares outstanding assuming full exercise of the underwriter's over-allotment option and the exercise of the representative's warrants, discussed in the section entitled "Underwriting."

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, with the exception of the election of directors, for which all holders of voting shares are permitted to cumulate their votes. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED  STOCK

     Our Board of Directors has the authority, without action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of EssTec without further action by the stockholders. We have not issued any preferred shares, and have no plans to issue any shares of preferred stock upon completion of this offering.

                          TRANSFER AGENT AND REGISTRAR
                          ----------------------------

     The  transfer  agent  and registrar for the common stock is ______________.

                                     LISTING
                                     -------

     We intend to apply for quotation of our common stock on the AMEX market under the symbol of "EST."

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     The laws of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities, and include provisions indemnifying officers and directors for any liability which may be incurred under the Securities Act of 1933, as amended (the "Securities Act"). In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Indemnification provisions relating to our underwriting agreement is discussed in the section entitled "Underwriting."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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                                       43

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

     Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. Upon completion of this offering, we will have 5,276,162 outstanding shares of common stock, which assumes

          *    the issuance of 1,000,000 shares of common stock offered by us;
               and

          *    no exercise of the underwriter's over-allotment option.

     All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

     All of the remaining shares of common stock outstanding were issued and sold by us in reliance on an exemption from the registration requirements of the Securities Act and will become eligible for sale in the public market pursuant to Rule 144 as described below. All securities owned by our officers and directors will be subject to a lock-up agreement, described below, beginning on the date of this prospectus.

----------------------------------  ---------------------------  -----------------------------------------------------

On the date of this prospectus           1,000,000 (1)            Freely tradable shares sold in this Offering
----------------------------------   ---------------------------  ----------------------------------------------------
180 days following the date of
effectiveness of this prospectus           823,035 (2)            Initial public offering lock-up expires for off
----------------------------------   ---------------------------  ----------------------------------------------------
effectiveness of this prospectus           823,035 (2)            Initial public offering lock-up expires for off
----------------------------------   ---------------------------  ----------------------------------------------------
540 days following the date of
 effectiveness of this prospectus          823,035 (2)            Initial public offering lock-up expires for off
----------------------------------   ---------------------------  ----------------------------------------------------
Pursuant to Rule 144                     2,180,058 (3)            Shares salable under Rule 144 or Rule 144(k)

          (1) Assuming the 150,000 underwriter's overallotment shares are not issued.
          (2) Includes officers, directors, and 5% stockholders, who will be permitted to sell during each release period on a pro-rata basis.
          (3) Includes all shareholders except the officers, directors and 5% stockholders.

WARRANTS


     As of November 6, 2002, there were 8 warrants issued and outstanding, representing 284,133 shares of underlying common stock. The warrants have various exercise dates, expiration dates, and exercise prices.

STOCK  OPTIONS

     As of November 6, 2002, there were a total of 776,708 shares of common stock subject to outstanding options under our 2000 Incentive and Non-statutory Stock Option Plan, of which 671,825 were vested. On March 31, 2004, all of the remaining of 185,191 options will be fully vested. Upon exercise of the options, the shares of restricted common stock may be sold in compliance with Rule 144 after the appropriate holding period as described above.

LOCK-UP  AGREEMENTS

     Each of our officers and directors, who beneficially own an aggregate of approximately 302,335 shares of our common stock have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, for a period ranging between 180 and 540 days after the effectiveness date of this prospectus, without the prior written consent of WestPark Capital, Inc., with the exception of securities sold or issued pursuant to any employee benefit or option plans described in this prospectus and registration statement, or intra-family transfers for estate planning purposes.


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                                       45

                                  UNDERWRITING
                                  ------------

     Subject to the terms and conditions contained in the underwriting agreement, the underwriters named below, have agreed to purchase from us the respective number of shares of common stock set forth opposite the underwriter's name:

Name  of  Underwriter                            Number  of  Shares
-----------------------                          ------------------
WestPark  Capital,  Inc                          1,000,000
-----------------------                          ------------------
Total                                            1,000,000
----------------------                           ------------------


     We have granted to the underwriter an option, exercisable for 60 days from the date of this prospectus, to purchase up to 150,000 additional shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus. The underwriter may exercise such options only to cover over-allotments made in connection with the sale of common stock in this offering. To the extent this option is exercised, the underwriter will become obligated, subject to limited conditions, to purchase additional shares of common stock. If the underwriter's option is exercised in full, assuming the initial public offering price of $9.00 per share, the total price to the public would be $10,350,000, the total underwriting discounts and commissions would be $1,035,000. Assuming other expenses of the offering payable by us, currently estimated at $640,500, are paid, total net proceeds to us would be $8,674,500, assuming an initial public offering price $9.00 per share.

     The underwriting agreement provides that the obligations of the several underwriters are subject to approval of certain legal matters by their counsel and other conditions. The nature of the underwriters' obligations is that they are obligated to purchase and pay for all the shares of the common stock offered hereby, if any shares are purchased. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

     The underwriter proposes initially to offer stock directly to the public on a firm commitment basis at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $___ per share. After the initial public offering of the shares, the offering price and other selling terms may be changed by the representatives of the underwriters. The representatives have advised us that the underwriters do not expect sales to accounts for which any of the underwriters will exercise discretion as to such sale to exceed 5% of the total number of shares offered hereby.

     Each of our executive officers, directors, and security holders holding 5% or more of our common stock have agreed that they will not, without the prior written consent of WestPark Capital, Inc. (which consent may be withheld in its sole discretion), dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the effectiveness date of this prospectus continuing to a date between 180 and 540 days after such date, as described in our discussion entitled "Shares Eligible for Future Sale."

     The offering of the shares is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject an order for the purchase of shares in whole or part.

     REPRESENTATIVE'S  WARRANTS

     As partial consideration for acting as underwriters for this offering, we have agreed to sell the representative at the closing of this offering, at a price of $0.001 per warrant, to purchase an additional amount of common shares equal to 10% of the shares sold in this offering (exclusive of the over-allotment shares). This warrant will expire five years after the date this registration statement becomes effective, and is exercisable at 120% of the offering price for this offering. We will also be required to register the shares underlying the warrants upon exercise. Depending on the market price of our shares at the time of exercise, the shares issued may result in dilution to the holdings of all those holding our shares at the time of exercise.

     INDEMNIFICATION

     We have agreed to indemnify the underwriter against liabilities which may arise under the federal securities regulations, including the Securities Act, to the extent that such liabilities are the result of our action, claim or omission, and have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities. The underwriter has agreed to indemnify us against liabilities which may arise under the federal securities regulations, including the Securities Act, to the extent that such liabilities are the result of the underwriter's action or claim, or any action, claim or omission we have committed which was the result of our reliance on the statements, claims or omissions or the underwriter, and has agreed to contribute payments to us that we may be required to make in respect of those liabilities.

PRICING  OF  THIS  OFFERING

     Prior to this offering, there has been no public market for the shares of common stock. The initial public offering price for the shares of common stock offered by this prospectus will be determined by negotiations between us and the representative of the underwriters. Among the factors to be considered in determining the initial public offering price will be:

          *    the ability of our management;
          *    our prospect for future earnings;
          * the present state of our development and our current financial condition;
          * the general condition of the securities markets at the time of this offering; and
          * the recent market prices of, and the demand for, publicly traded stock of generally comparable companies.

     The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.


                  <REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

                                  LEGAL MATTERS
                                  -------------
     The validity of the common stock offered by this prospectus will be passed upon for us by Pollet, Richardson & Patel, A Law Corporation, Los Angeles, California. Legal matters in connection with the offering will be passed upon for the underwriters by Kirkpatrick & Lockhart LLP, Los Angeles, California.

                                     EXPERTS
                                     -------

     The financial statements of appearing in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent accountants, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to EssTec's ability to continue as a going concern and are included in reliance on such report and upon the authority of such firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US
                  --------------------------------------------

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

     We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance with the requirements of the Securities Exchange Act will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and web site of the Securities and Exchange Commission referred to above. We have not filed any reports or statements with the Securities and Exchange Commission prior to filing this registration statement and prospectus.

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                     ESSTEC, INC. AND SUBSIDIARY

                                                                        CONTENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)

--------------------------------------------------------------------------------



                                                                      Page

INDEPENDENT  AUDITOR'S  REPORT                                         F-2

CONSOLIDATED  FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                   F-3 - F-4

     Consolidated  Statements of Operations and Comprehensive Loss   F-5 - F-6

     Consolidated  Statements  of  Shareholders'  Equity (Deficit)   F-7 - F-9

     Consolidated  Statements  of  Cash  Flows                    F-10  -  F-13

     Notes  to  Consolidated  Financial  Statements               F-14  -  F-34

                          INDEPENDENT AUDITOR'S REPORT

To  the  Board  of  Directors  and  Shareholders
Esstec,  Inc.  and  subsidiary

We have audited the accompanying consolidated balance sheet of Esstec, Inc. and subsidiary as of December 31, 2001, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the year then ended, and the period from February 11, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Esstec, Inc. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, and the period from February 11, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had negative cash flows from operations since inception. In addition, the Company has been dependent on sales to affiliates to generate a significant portion of its revenues subsequent to December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
May  10,  2002

                                                     ESSTEC, INC. AND SUBSIDIARY
                                                     CONSOLIDATED BALANCE SHEETS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


                      ASSETS

                               June 30, December 31,
                                2002      2001
                              --------  --------
                             (unaudited)
CURRENT ASSETS
  Cash                        $  8,436  $  9,384
  Accounts receivable            2,789    19,463
  Other receivables             54,860    29,650
  Related party receivables     74,151    74,084
  Prepaid expenses                 909     8,279
  Deferred offering costs       86,216         -
                              --------  --------

    Total current assets       227,361   140,860

PROPERTY AND EQUIPMENT, net    125,324   145,992
OTHER ASSETS                         -    23,699
                              --------  --------

          TOTAL ASSETS        $352,685  $310,551
                              ========  ========


  The accompanying notes are an integral part of these financials statements.
                                      F-3

                                                     ESSTEC, INC. AND SUBSIDIARY
                                                     CONSOLIDATED BALANCE SHEETS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


               LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                           June 30,      December 31,
                                                             2002          2001
                                                         ------------  ------------
                                                         (unaudited)
CURRENT LIABILITIES
  Accounts payable                                       $   292,448   $   350,632
  Accrued expenses                                           116,772        94,178
  Due to related parties                                     157,234       185,331
  Deferred compensation                                      183,572       112,115
  Current portion of capital lease obligation                  4,070         4,479
                                                         ------------  ------------

    Total current liabilities                                754,096       746,735

CAPITAL LEASE OBLIGATION, net of current portion               3,010         5,383
                                                         ------------  ------------

      Total liabilities                                      757,106       752,118
                                                         ------------  ------------

COMMITMENTS

SHAREHOLDERS' DEFICIT
  Preferred stock, $0.001 par value
    5,000,000 shares authorized
    0 (unaudited) and 0 shares issued and outstanding              -             -
  Common stock, $0.001 par value
    50,000,000 shares authorized
    4,001,163 (unaudited) and 3,242,117 shares issued
      and outstanding                                          4,002         3,242
  Common stock committed, 16,667 (unaudited)
    and 113,143 shares                                         5,000        76,000
  Deferred compensation                                     (643,855)     (137,759)
  Additional paid-in capital                               4,820,625     3,025,877
  Accumulated other comprehensive loss                        (2,235)       (2,235)
  Accumulated deficit                                     (4,587,958)   (3,406,692)
                                                         ------------  ------------

        Total shareholders' deficit                         (404,421)     (441,567)
                                                         ------------  ------------

           TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT   $   352,685   $   310,551
                                                         ============  ============

  The accompanying notes are an integral part of these financials statements.
                                      F-4

                                                     ESSTEC, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                           FOR THE YEAR ENDED DECEMBER 31, 2001,
     FOR THE PERIOD FROM FEBRUARY 11, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                    For  the
                                                                                  Period  from
                                                                                  February  11,
                                                                      For  the        2000
                                          For the Six Months Ended   Year Ended   (Inception) to
                                                  June  30,          December  31, December  31,
                                         ------------  ------------  ------------  ----------
                                             2002          2001          2001         2000
                                         ------------  ------------  ------------  ----------
                                          (unaudited)    (unaudited)
NET REVENUES
  Software development revenues -
    former parent and affiliates         $    96,000   $         -   $         -   $  85,476
  Software development revenues -
    non-affiliates                            43,621       220,974       522,408     353,126
                                         ------------  ------------  ------------  ----------

      Total net revenues                     139,621       220,974       522,408     438,602
                                         ------------  ------------  ------------  ----------

COST OF REVENUES
  Cost of revenues - former parent
    and affiliates                            79,510             -             -     134,193
  Cost of revenues - non-affiliates           26,001       383,838       524,630     151,216
                                         ------------  ------------  ------------  ----------

      Total cost of revenues                 105,511       383,838       524,630     285,409
                                         ------------  ------------  ------------  ----------

GROSS PROFIT (LOSS)
  Gross profit (loss) - former parent
    and affiliates                            16,490             -             -     (48,717)
  Gross profit (loss) - non-affiliates        17,620      (162,864)       (2,222)    201,910
                                         ------------  ------------  ------------  ----------

      Total gross profit (loss)               34,110      (162,864)       (2,222)    153,193

GENERAL AND ADMINISTRATIVE
  EXPENSES                                   235,608       713,242     1,363,020     987,659
NON-CASH CONSULTING AND LEGAL
  EXPENSE                                     15,000             -       201,250           -
NON-CASH COMPENSATION
  EXPENSE                                    866,737       188,623       891,280      60,373
RESEARCH AND DEVELOPMENT
  EXPENSES                                    99,570        65,975        65,975           -
                                         ------------  ------------  ------------  ----------

LOSS FROM OPERATIONS                      (1,182,805)   (1,130,704)   (2,523,747)   (894,839)
                                         ------------  ------------  ------------  ----------

  The accompanying notes are an integral part of these financials statements.
                                      F-5

                                                     ESSTEC, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                           FOR THE YEAR ENDED DECEMBER 31, 2001,
     FOR THE PERIOD FROM FEBRUARY 11, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                              For  the
                                                                           Period  from
                                                                           February  11,
                                                               For  the        2000
                                   For the Six Months Ended   Year Ended   (Inception) to
                                           June  30,          December  31, December  31,
                                  ------------  ------------  ------------  ----------
                                     2002          2001          2001         2000
                                  ------------  ------------  ------------  ----------
                                   (unaudited)  (unaudited)
OTHER INCOME (EXPENSE)
  Interest income                           -            59           240            -
  Interest expense                     (7,461)            -        (6,346)           -
  Other income                          9,000             -        18,000            -
                                  ------------  ------------  ------------  -----------

    Total other income (expense)        1,539            59        11,894            -
                                  ------------  ------------  ------------  -----------

NET LOSS                           (1,181,266)   (1,130,645)   (2,511,853)    (894,839)

OTHER COMPREHENSIVE LOSS
  Foreign currency translation
    adjustment                              -             -        (2,235)           -
                                  ------------  ------------  ------------  -----------

COMPREHENSIVE LOSS                $(1,181,266)  $(1,130,645)  $(2,514,088)  $ (894,839)
                                  ============  ============  ============  ===========

BASIC AND DILUTED COMPREHENSIVE
  LOSS PER COMMON SHARE           $     (0.32)  $     (0.24)  $     (0.57)  $    (0.22)
                                  ============  ============  ============  ===========

WEIGHTED-AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  USED TO COMPUTE BASIC AND
  DILUTED COMPREHENSIVE LOSS
  PER SHARE                         3,653,478     4,665,511     4,435,288    4,015,162
                                  ============  ============  ============  ===========

  The accompanying notes are an integral part of these financials statements.
                                      F-6

                                                     ESSTEC, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) For the Period from February 11, 2000 (Inception) to June 30, 2002 (unaudited)
--------------------------------------------------------------------------------



                                                                                                  Accumulated
                                                                                                     Other
                                                      Common                Deferred  Additional     Compre-
                                  Common  Stock       Stock      Treasury    Compen-   Paid-in      Hensive  Accumulated
                              Shares      Amount     Committed     Stock     sation    Capital       Loss     Deficit     Total
                            ----------  -----------  ----------  ----------  -------  ----------  ----------  --------  ----------
Balance, February 11,
  2000 (inception)          3,250,000   $    3,250   $        -  $        -  $     -  $  (3,250)  $        -  $      -  $       -
Issuance of common
  stock for cash            1,337,195        1,337                                      999,142                          1,000,479
Issuance of stock options
  as compensation                                                            (170,399)  230,772                             60,373
Issuance of warrants
  for cash                                                                              159,980                            159,980
Net loss                                                                                                       (894,839)  (894,839)
                            ----------  -----------  ----------  ----------  -------  ----------  ----------  --------  ----------


Balance, December 31,
  2000                       4,587,195        4,587           -        -   (170,399)   1,386,644         -   (894,839)     325,993
Issuance of common
  stock for cash              158,785          159                                       636,589                           636,748
Issuance of common
  stock as compensation
  expense                       9,028            9                                        45,131                            45,140
Issuance of stock options
  and warrants to
  employees as
  compensation                                                                           811,250                           811,250
Issuance of stock options
  to consultant                                                                          125,250                           125,250
Amortization of deferred
  compensation                                                               32,640                                         32,640
Exercise of stock options
  with cash                   235,000          235                                        12,015                            12,250
Exercise of stock options
  in lieu of compensation     225,000          225                                         2,025                             2,250

  The accompanying notes are an integral part of these financials statements.
                                      F-7

                                                     ESSTEC, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) For the Period from February 11, 2000 (Inception) to June 30, 2002 (unaudited)
--------------------------------------------------------------------------------




                                                                                                Accumulated
                                                                                                  Other
                                                       Common               Deferred  Additional  Compre-
                                  Common  Stock        Stock      Treasury  Compen-   Paid-in    Hensive  Accumulated
                              Shares        Amount     Committed   Stock    sation    Capital     Loss    Deficit     Total
                            -----------  ------------  ----------  ------  ---------  --------  -------  --------  ------------
Exercise of warrants
  with cash                      5,000   $         5   $           $       $          $  4,995  $        $         $     5,000
Committed stock for
  exercise of warrant                                    30,000                                                         30,000
Committed stock recorded
  as consulting expense                                  46,000                                                         46,000
Contribution of founders'
  shares                    (1,722,109)       (1,722)                         1,722                                          -
Cancellation of treasury
  stock                       (255,782)         (256)                           256                                          -
Foreign currency
  translation adjustment                                                                (2,235)                         (2,235)
Net loss                                                                                                 (2,511,853) (2,511,853)
                            -----------  ------------  ----------  ------  ---------  --------  -------  ---------- ------------

Balance, December 31,
   2001                      3,242,117         3,242      76,000       -   (137,759)   3,025,877 (2,235)  (3,406,692) (441,567)
Issuance of common
  stock for cash
  (unaudited)                   17,000            17                                      84,983                        85,000
Issuance of committed
  stock (unaudited)            112,857           113     (75,000)                         74,887                             -
Issuance of stock options
  and warrants to
  employees as
  compensation
  (unaudited)                                                              (766,250)    1,392,389                       626,139
Issuance of warrants
  for services rendered
  (unaudited)                                                                              76,477                        76,477

  The accompanying notes are an integral part of these financials statements.
                                      F-8

                                                     ESSTEC, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM FEBRUARY 11, 2000 (INCEPTION) TO JUNE 30, 2002 (UNAUDITED)


                                                                                                Accumulated
                                                                                                  Other
                                                       Common               Deferred  Additional  Compre-
                                  Common  Stock        Stock      Treasury  Compen-   Paid-in    Hensive  Accumulated
                              Shares        Amount     Committed   Stock    sation    Capital     Loss    Deficit     Total
                            -----------  ------------  ----------  ------  ---------  --------  -------  --------  ------------
AMORTIZATION OF EMPLOYEE
  STOCK OPTIONS (unaudited)              $             $           $        $         $ 107,611   $       $         $   107,611
AMORTIZATION OF DEFERRED
  COMPENSATION
  (unaudited)                                                               132,987                                     132,987
ADJUSTMENT OF DEFERRED
  COMPENSATION
  (unaudited)                                                               127,167   (127,167)                               -
EXERCISE OF WARRANTS IN
  LIEU OF COMPENSATION
  (unaudited)               299,102            299                                      89,432                           89,731
EXERCISE OF WARRANTS
  FOR CASH (unaudited)      301,587            302       5,000                          90,174                           95,476
ISSUANCE OF COMMON
  STOCK AS INTEREST
  EXPENSE (unaudited)        28,500            29                                        5,962                            5,991
COLLECTION OF LOAN
  RECEIVABLE IN LIEU OF
  ISSUANCE OF COMMITTED
  STOCK (unaudited)                                     (1,000)                                                          (1,000)
NET LOSS (unaudited)                                                                                   (1,181,266)   (1,181,266)
                            -----------  ------------  ----------  ------  ---------  --------  -------  --------  ------------

BALANCE, JUNE 30, 2002
  (UNAUDITED)               4,001,163     $   4,002    $   5,000   $    -  $(643,855) $4,820,625 $(2,235) $(4,587,958) $(404,421)
                           ============  ============  ==========  ======  ========== ========== ======== ============ ==========


  The accompanying notes are an integral part of these financials statements.
                                      F-9

                                                     ESSTEC, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2001,
     FOR THE PERIOD FROM FEBRUARY 11, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                        For  the
                                                                                     Period  from
                                                                                     February  11,
                                                                         For  the        2000
                                            For the Six Months Ended     Year Ended    (Inception) to
                                                     June  30,          December  31,  December  31,
                                                2002          2001          2001         2000
                                            ------------  ------------  ------------  ----------
                                           (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                  $(1,181,266)  $(1,130,645)  $(2,511,853)  $(894,839)
  Adjustments to reconcile net loss to
    net cash used in operating activities
      Depreciation                               20,093        24,951        46,558      16,457
      Bad debt expense                                -      (110,000)     (110,000)    110,000
      Loss on disposal of property
        and equipment                               576             -             -           -
      Write-off of deferred offering
        costs                                         -       206,892       206,892           -
      Stock-based compensation                  866,736       188,623       891,280      60,373
      Common stock issued for
        services rendered                             -             -       125,250           -
      Options and warrants issued
        for services                             15,000             -             -           -
      Common stock issued and
        committed for services                        -             -        76,000           -
      Common stock issued as
        interest expense                          5,991             -             -           -
      (Increase) decrease in
        Accounts receivable                      16,674       198,256       188,088    (207,551)
        Other receivables                       (26,210)      (16,957)      (15,357)    (14,293)
        Related party receivables                   (67)      (71,885)       (9,584)          -
        Prepaid expenses                          7,370             -        (8,279)          -
        Other assets                             23,699       (17,834)      (19,157)     (4,542)
      Increase (decrease) in
        Accounts payable                          3,293       119,377       175,688     174,944
        Accrued expenses                         19,812       113,609        72,515      31,525
        Due to related parties                   54,134        (9,271)      120,831           -
        Deferred compensation                    78,957       120,808       112,115           -
        Deferred revenue                              -       (38,274)      (38,274)     38,274
                                            ------------  ------------  ------------  ----------

Net cash used in operating activities           (95,208)     (422,350)     (697,287)   (689,652)
                                            ------------  ------------  ------------  ----------

  The accompanying notes are an integral part of these financials statements.
                                      F-10

                                                     ESSTEC, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2001,
     FOR THE PERIOD FROM FEBRUARY 11, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)

--------------------------------------------------------------------------------

                                                                                 For  the
                                                                               Period  from
                                                                               February  11,
                                                                    For  the      2000
                                        For the Six Months Ended   Year Ended   (Inception) to
                                                  June  30,       December  31,  December  31,
                                            2002          2001       2001         2000
                                        ------------  ----------  ----------  ----------
                                        (unaudited)   (unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES
  Net purchases of property and
    equipment                           $         -   $ (45,540)  $ (28,408)  $ (180,599)
                                        ------------  ----------  ----------  -----------

Net cash used in investing activities             -     (45,540)    (28,408)    (180,599)
                                        ------------  ----------  ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Book overdraft                                  -      10,576           -            -
  Offering costs                            (86,216)          -           -     (206,892)
  Proceeds from the exercise of
    stock options                                 -       2,250      12,250            -
  Proceeds from the exercise of
    warrants                                 95,476       5,000       5,000            -
  Proceeds from sale of common
    stock and warrants                       85,000     366,748     636,748    1,160,459
                                        ------------  ----------  ----------  -----------

Net cash provided by financing
activities                                   94,260     384,574     653,998      953,567
                                        ------------  ----------  ----------  -----------

EFFECT OF EXCHANGE RATE CHANGES
  ON CASH                                         -           -      (2,235)           -
                                        ------------  ----------  ----------  -----------

Net increase (decrease) in cash                (948)    (83,316)    (73,932)      83,316

CASH, BEGINNING OF PERIOD                     9,384      83,316      83,316            -
                                        ------------  ----------  ----------  -----------

CASH, END OF PERIOD                     $     8,436   $       -   $   9,384   $   83,316
                                        ============  ==========  ==========  ===========

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

  INTEREST PAID                         $         -   $       -   $       -   $        -
                                        ============  ==========  ==========  ===========

  INCOME TAXES PAID                     $         -   $       -   $       -   $        -
                                        ============  ==========  ==========  ===========

  The accompanying notes are an integral part of these financials statements.
                                      F-11

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)


--------------------------------------------------------------------------------


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES During the year ended December 31, 2001, the Company:

- issued 225,000 shares of common stock to an employee for the exercise of stock options. Payment was made by the conversion of accrued compensation totaling $2,250.

-     issued  9,028  shares  of  common  stock  as compensation expense totaling
$45,140.

- committed to issue 100,000 shares of common stock to an officer of the Company when he exercised warrants to purchase the shares for $30,000 in accrued consulting fees.

- committed to issue 13,143 shares of common stock to a consultant for services. The Company recorded $46,000 of consulting expense related to the transaction.

- recorded compensation expense of $891,280 related to options and warrants issued to employees at exercise prices below the market value of the Company's common stock.

- recorded consulting expense of $125,250 related to options issued to purchase 37,500 shares of common stock for services rendered.

During  the  period from February 11, 2000 (inception) to December 31, 2000, the
Company:

- was founded and issued 3,000,000 common shares to Converge, its former parent company, and 250,000 common shares and 450,000 options to three founding shareholders.

- recorded compensation expense of $60,373 related to options issued to employees at exercise prices below the market value of the Company's common stock.

During  the  six  months  ended  June  30,  2002  (unaudited),  the  Company:

- issued 100,000 shares of common stock from committed stock to an officer upon the exercise of warrants to purchase 100,000 shares of common stock at $0.30 per share. In lieu of a cash payment for the exercise, the Company converted $30,000 of accrued consulting fees.

- issued 25,000 shares of common stock from the cashless exercise of warrants by an officer of the Company in lieu of deferred compensation totaling $7,500.

- issued 28,500 shares of common stock to a debtor for the extension of the due date of a note payable. In relation to this transaction, the Company recorded interest expense totaling $5,991.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (CONTINUED)

- recorded compensation expense totaling $282,987 for the amortization of stock options issued to an employee at an exercise price below the market value of the Company's common stock.

- issued 274,102 shares of common stock from the cashless exercise of warrants by a related party vendor in lieu of accounts payable totaling $82,231.

- issued warrants to purchase 25,000 shares of common stock to an officer of the Company and recorded compensation expense totaling $242,500.

- recorded compensation expense of $341,250 and $766,250 of deferred compensation related to options issued to employees at exercise prices below the market value of the Company's common stock.

- issued 12,857 shares of common stock from committed stock to a vendor for services totaling $45,000.

- issued warrants to purchase 20,000 shares of common stock for services rendered and recorded legal expense totaling $76,477.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE  1  -  NATURE  OF  BUSINESS  AND  ORGANIZATION

Essential Tech, Inc. was incorporated in the state of Nevada on February 11, 2000 and effected a name change to Esstec, Inc. ("Esstec") on October 6, 2000. Esstec is a professional services company that focuses on e-commerce initiatives, interactive multi-media, and mobile software applications for clients in various industries, including the telecommunications and entertainment industries. The majority of Esstec's clients are in Southern California.

Esstec was founded by Converge Global, Inc. ("Converge"), a publicly traded Internet portfolio company headquartered in Santa Monica, California. At December 31, 2001, Converge did not own any shares of Esstec.

In February 2001, Esstec established a branch office in Dubai in the United Arab Emirates. In December 2001, this office was closed.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of Esstec and its subsidiary, Essential Tec of Pakistan, (collectively, the "Company"). Essential Tec of Pakistan did not have any operations prior to February 11, 2000. All material inter-company transactions and balances have been eliminated.

Going  Concern  and  Basis  of  Presentation
--------------------------------------------
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company had negative cash flows from operations since inception. In addition, the Company has been dependent on sales to affiliates to generate a significant portion of its revenues subsequent to December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company.

Management plans to take the following steps to meet the Company's operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern:

-     improve  management  of  accrued  expenses  and  accounts  payable.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Going  Concern  and  Basis  of  Presentation  (Continued)
--------------------------------------------

-     improve  expenses  of  its  distribution  and  marketing  methods.

-     identify  and  acquire  additional  companies.

- obtain additional equity financing, including the completion of its in-process private placement and a planned initial public offering in July 2002.

Revenue  Recognition
--------------------
For software installation and consulting contracts, the Company recognizes revenue based on the following:

- For fixed fee contracts, the Company recognizes revenue based on the percent complete, calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours, or based upon the completion of specific task benchmarks. It is the Company's policy to record contract losses in their entirety in the period in which such losses can be estimated. Any revenues associated with pre-payments or pre-billings are deferred until the revenue is earned.

- For non-fixed fee jobs, revenue is recognized as services are performed and adjusted to realizable value, if necessary.

- There were not any significant post-contract support obligations at the time of revenue recognition for any contracts in progress or completed during the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000. The Company's accounting policy regarding vendor and post-contract support obligations is based on the terms of the customers' contract, which are billable upon the occurrence of the post-contract support. Any prepayments would be deferred until the support period was complete.

Comprehensive  Loss
-------------------
The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive loss and its components in a financial statement. Comprehensive loss as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive loss, which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive loss presented in these consolidated financial statements resulted from foreign currency translations.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Property  and  Equipment
------------------------
Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over estimated useful lives as follows:

     Computer  equipment                            4  years
     Computer  software  and  hardware       3  to  5  years
     Furniture  and  office  equipment             10  years
     Vehicles                                       5  years

Expenditures for replacements and betterments are capitalized while repairs and maintenance are charged to expense as incurred.

Fair  Value  of  Financial  Instruments
---------------------------------------
For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and deferred compensation, the carrying amounts approximate fair value due to their short maturities. The amount shown for the capital lease obligation also approximates fair value because current interest rates offered to the Company for debt similar maturities are substantially the same.

Stock  Options  and  Warrants
-----------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net loss and loss per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25.

Software  Development  Costs
----------------------------
Software development costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility requires considerable judgment by management. Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed five years).

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Software  Development  Costs  (Continued)
----------------------------
At December 31, 2001, the Company did not have any capitalized software costs as its EssFlow system, a software application platform that allows for central communication and data storage for multiple parties, had not yet met the criteria specified in SFAS No. 86 to require capitalization.

Income  Taxes
-------------
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax return. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial report amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Loss  per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations  of  Credit  Risk
--------------------------------
The Company sells its products throughout the United States, extends credit to its customers, and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. The Company evaluates its accounts receivable on a regular basis for collectability and provides for an allowance for potential credit losses as deemed necessary.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Concentrations  of  Credit  Risk  (Continued)
--------------------------------
Two customers accounted for 48% and 35% of the Company's net sales for the year ended December 31, 2001. Three customers accounted for 29%, 26%, and 25% of the Company's net sales to non-affiliates for the period from February 11, 2000
(inception) to December 31, 2000. At December 31, 2001 and June 30, 2002, amounts due from one customer were 14% and 100% (unaudited), respectively, of accounts receivable.

Recently  Issued  Accounting  Pronouncements
--------------------------------------------
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. This statement is not applicable to the Company.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Recently  Issued  Accounting  Pronouncements  (Continued)
--------------------------------------------
In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property and equipment at December 31, 2001 and June 30, 2002 consisted of the following:
                                         June  30,          December  31,
                                           2002                2001
                                         ----------          ----------
                                         (unaudited)

     Computer  equipment                 $    36,500        $  36,566
     Computer  software  and  hardware       136,211          136,670
     Furniture  and  office  equipment        16,134           16,149
     Vehicles                                 19,588           19,624
                                          -----------     -------------

                                             208,433         209,009
     Less  accumulated  depreciation          83,109          63,017
                                          -----------     -------------


          TOTAL                          $  125,324        $ 145,992
                                          ===========     =============

Depreciation expense was $46,558, $16,457, $20,093 (unaudited), and $24,951 (unaudited) for the year ended December 31, 2001, the period from February 11, 2000 (inception) to December 31, 2000, and the six months ended June 30, 2002 and 2001, respectively.


NOTE  4  -  COMMITMENTS

Leases
------
Prior  to  July  2001,  the  Company  leased  its  corporate  offices  under  a
month-to-month  operating  lease.   Rent  expense  was  $50,317,  $54,836,  $0
(unaudited), and $26,940 (unaudited) for the year ended December 31, 2001, the period from February 11, 2000 (inception) to December 31, 2000, and the six months ended June 30, 2002 and 2001, respectively, including $36,670, $33,907, $0 (unaudited), and $0 (unaudited), respectively, paid to two related parties.

From July 2001 to June 2002, the Company used its premises rent-free. The Company has not recorded contributed capital for this period as the value of the contributed rent is not material.

In January 2001, the Company entered into a capital lease agreement for the purchase of a vehicle. The lease is for 36 months and requires monthly payments of $506, including interest at 19% per annum.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  4  -  COMMITMENTS  (CONTINUED)

Leases  (Continued)
------
Future minimum payments under this capital lease at December 31, 2001 were as follows:

      Year  Ended
     December  31,
     -------------

          2002                            $     6,072
          2003                                  6,072
                                          -----------

                                               12,144
     Less  amount  representing  interest       2,282
                                          -----------

                                                9,862
     Less  current  portion                     4,479
                                          -----------

          LONG-TERM  PORTION              $     5,383
                                          ===========

Agreements
----------
On February 1, 2001, the Company entered into a consulting agreement with one of its Board members to assist the Company in managing its business operations and growth. The Board member received a retainer fee of $25,000 and was granted stock options to purchase a total of 295,000 shares of common stock at various terms as compensation as of December 31, 2001.

On July 15, 2001, the Company entered into a consulting agreement with a consultant to assist the Company in analyzing its business development opportunities and exploring strategic allegiances for a service fee of $100,000, which is personally guaranteed by an officer of the Company. In addition, the Company issued options to purchase 75,000 shares of common stock, which are exercisable at $3.50 per share upon the consultant generating $250,000 in revenues for the Company. As of December 31, 2001, the Company accrued $100,000 for the service fee and recorded consulting expense of $125,250 for the issuance of stock options to the consultant.

On September 5, 2001, the Company entered into a consulting agreement with an individual for assistance in business development, advising on marketing, developing strategic alliances, and advising on fundraising. The consultant is to receive a 3% commission on all realized revenues. As of December 31, 2001, the Company also issued to the consultant options to purchase 150,000 shares of common stock, which are exercisable at $3.50 per share and vest over a six-month period.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  4  -  COMMITMENTS  (CONTINUED)

Agreements  (Continued)
----------
On February 15, 2002, the Company entered into a one-year teaming agreement with a software developer. The Company will have the right to acquire the license rights to use the developer's software technology and to purchase the software product at a 30% discount. The Company has also agreed to joint bid with the developer in order to obtain more customers.

See  Note  7  for  related  party  agreements.


NOTE  5  -  SHAREHOLDERS'  DEFICIT

Preferred  Stock
----------------
On April 30, 2001, the Board of Directors approved to increase the number of authorized shares of preferred stock, $0.001 par value, from 500,000 to 5,000,000.

Common  Stock
-------------
On April 30, 2001, the Board of Directors approved to increase the number of authorized shares of common stock, $0.001 par value, from 10,000,000 to 50,000,000.

Common  Stock  Issued  during  the  Year  Ended  December  31,  2001
--------------------------------------------------------------------
On May 18, 2001, the Company issued 5,000 shares of common stock for cash totaling $5,000 upon the exercise of warrants to purchase common stock at $1 per share.

On June 27, 2001, the Company issued 225,000 shares of common stock to an employee for the exercise of stock options. Payment was made by the conversion of accrued compensation totaling $2,250.

On September 24, 2001, the Company issued 9,028 shares of common stock as compensation expense totaling $45,140.

On December 1, 2001, the Company committed to issue 100,000 shares of common stock to an officer of the Company when he exercised warrants to purchase the shares for $30,000 in accrued consulting fees.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Common  Stock  Issued  during  the  Year  Ended  December  31,  2001 (Continued)
--------------------------------------------------------------------
During the year ended December 31, 2001, the Company issued 158,785 shares of common stock for cash totaling $636,748.

During the year ended December 31, 2001, the Company issued 235,000 shares of common stock for the exercise of stock options with cash totaling $12,250.

During the year ended December 31, 2001, the Company committed to issue 13,143 shares of common stock to a consultant for services. The Company recorded $46,000 of consulting expense related to the transaction.

On October 1, 2001, certain shareholders of the Company, including founders, contributed back to the Company 1,722,109 shares of common stock in exchange for warrants to purchase 1,722,109 shares of common stock at an exercise price of $0.30 per share. The warrants expire if not exercised prior to the filing of a registration statement with the Securities and Exchange Commission.

Common  Stock  Issued  during  the  Period from February 11, 2000 (Inception) to
--------------------------------------------------------------------------------
December  31,  2000
-------------------
On February 11, 2000, the Company was founded and issued 3,000,000 common shares to Converge, its former parent company, and 250,000 common shares and 450,000 options (see Note 7) to three founding shareholders.

During the period from February 11, 2000 (inception) to December 31, 2000, the Company completed private placement transactions in which the Company issued 1,337,195 shares of common stock at prices ranging from $0.50 to $3.50 for total cash of $1,000,479.

Common  Stock  Issued  during  the  Six  months  Ended June 30, 2002 (unaudited)
--------------------------------------------------------------------------------
In January 2002, the Company issued 12,857 shares of common stock from committed stock for services rendered totaling $45,000.

In February 2002, the Company issued 17,000 shares of common stock for cash totaling $85,000.

In March 2002, the Company issued 25,000 shares of common stock from the cashless exercise of warrants by an officer of the Company in lieu of deferred compensation totaling $7,500.

During the six months ended June 30, 2002, the Company issued 28,500 shares of common stock to a debtor for the extension of the due date of a note payable and recorded interest expense totaling $5,991.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Stock  Options
--------------
The Company adopted the 2000 Incentive and Non-Statutory Stock Option Plan (the "Plan") on March 1, 2000 and reserved 1,000,000 shares of common stock for grants of stock options under the Plan. Generally, options granted under the Plan expire upon the earlier of one or two years from the date of grant (the duration of employment in the case of an incentive stock option granted to two officials of the Company) or up to the optionee's termination of employment or service. On March 16, 2001, the Board of Directors approved to increase the number of reserved shares from 1,000,000 to 2,000,000. On March 1, 2002, the Board of Directors approved an increase in the number of reserved shares from 2,000,000 to 3,000,000.

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for stock and options/warrants issued to outside third parties and for options issued to employees where the exercise price is less than the fair market value of the Company's common stock at the grant date, where the Company recognizes the difference between the exercise price and the fair market value of the stock as compensation expense over the period of the service.

During the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000, the Company recorded compensation expense of $421,280 and $60,373, respectively, related to options issued to employees at exercise prices below the market value of the Company's common stock.

During the year ended December 31, 2001, the Company recorded consulting expense of $125,250 related to options issued to purchase 37,500 shares of common stock for services rendered.

During the six months ended June 30, 2002, the Company recorded compensation expense totaling $282,987 (unaudited) for the amortization of stock options issued to an employee at an exercise price below the market value of the Company's common stock.

During the six months ended June 30, 2002, the Company issued options to purchase 221,500 (unaudited) shares of common stock to employees. The options were immediately exercisable at $5 per share. Related to these issuances, the Company recognized $341,250 (unaudited) of compensation expense and $766,250 (unaudited) of deferred compensation.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Stock  Options  (Continued)
--------------
If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000:

                                                            2001                2000
                                                        ----------           ----------
     Net  loss
          As  reported                               $     (2,511,853)     $     (894,839)
          Pro  forma                                 $     (3,387,349)     $     (946,778)
     Basic  and  diluted  loss  per  common  share
          As  reported                               $     (0.57)          $        (0.22)
          Pro  forma                                 $     (0.76)          $        (0.23)



These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1995. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000: dividend yields of 0% and 0%, respectively; expected volatility of 85% and 40%, respectively; risk-free interest rates of 3.6% and 6.4%, respectively; and expected lives of
1.91  and  three  years,  respectively.

The weighted-average fair value of options granted during the year ended December 31, 2001 for which the exercise price equaled the market price on the grant date was $1.67, and the weighted-average exercise price was $3.50. The weighted-average fair value of options granted during the year ended December 31, 2001 for which the exercise price was less than the market price on the grant date was $2.72, and the weighted-average exercise price was $3. No options were issued during the year ended December 31, 2001 where the exercise price exceeded the stock price at the date of grant.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Stock  Options  (Continued)
--------------
The  following  summarizes  the  stock  option  transactions  under  the  Plan:

                                                                                Weighted-
                                                                                 Average
                                                                    Number of    Exercise
                                                                       Shares     Price
                                                                    -----------  ---------
Outstanding, February 11, 2000 (inception)                                    -   $    -
    Granted to founders                                                 450,000   $ 0.01
    Granted to employees                                                523,900   $ 0.70
                                                                    -----------  ---------

  Outstanding, December 31, 2000                                        973,900   $ 0.38
    Granted to employees                                              1,075,000   $ 3.22
    Exercised                                                          (460,000)  $ 0.03
    Forfeited/canceled                                                 (975,127)  $ 2.08
                                                                    -----------  ---------

      OUTSTANDING, DECEMBER 31, 2001                                    613,773   $ 2.92
                                                                    ============

      EXERCISABLE, DECEMBER 31, 2001                                    485,541   $ 2.87
                                                                    ============

The exercisable price of the options outstanding at December 31, 2001 ranged from $0.01 to $3.50. The weighted-average remaining contractual life of the options outstanding at December 31, 2001 is 8.02 years, and information relating to these options is as follows:



                                                     Weighted-     Weighted-
                                         Weighted-    Average       Average
                                         Average      Exercise      Exercise
Range  of        Stock        Stock     Remaining     Price  of    Price  of
Exercise        Options      Options     Contractual  Options       Options
Prices        Outstanding  Exercisable     Life     Outstanding   Exercisable
------------  -----------  -----------  ----------  ------------  ------------
0.01 - 0.30        9,853        9,853  8.59 years  $       0.10  $       0.10
0.50 - 1.50      141,420      121,480  4.91 years  $       1.22  $       1.27
3.50             462,500      355,208  8.55 years  $       3.50  $       3.50
              -----------  -----------

                613,773       486,541
             ============  ===========

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Warrants  Issued  during  the  Year  Ended December 31, 2001 and the Period from
--------------------------------------------------------------------------------
February  11,  2000  (Inception)  to  December  31,  2000
---------------------------------------------------------
During the year ended December 31, 2001, the Company entered into two finder's fee agreements, whereby warrants to purchase 250,000 shares of the Company's common stock were issued to each finder. Subsequent to December 31, 2001, loan agreements and the warrants issued were rescinded. As of December 31, 2001, none of these warrants were disclosed as outstanding.

During the year ended December 31, 2001, the Company issued warrants to purchase 100,000 shares of the Company's common stock to a member of the Board of Directors and recorded compensation expense totaling $470,000. In addition, the Company committed to issue 100,000 shares of common stock to the Board member upon the exercise of warrants to purchase 100,000 shares of common stock at $0.30 per share. In lieu of a cash payment for the exercise, the Company converted $30,000 of accrued consulting fees.

In connection with a private placement on March 30, 2000, the Company sold warrants to purchase 33,266 shares of the Company's common stock at an exercise price of $1 per share. The warrants may be exercised any time after issuance and for a period of three years from the date of the private placement. Aggregate amounts raised in connection with this issuance were $9,980. As of December 31, 2001, none of these warrants were exercised.

In connection with a private placement during June 2000, the Company sold warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $1 per share. The warrants may be exercised any time after issuance and for a period of five years from the date of the private placement. Aggregate amounts raised in connection with this issuance were $150,000. As of December 31, 2001, none of these warrants were exercised.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Warrants  Issued  during  the  Year  Ended December 31, 2001 and the Period from
--------------------------------------------------------------------------------
February  11,  2000  (Inception)  to  December  31,  2000  (Continued)
---------------------------------------------------------
The  following  summarizes  the  warrant  transactions:

                                                                     Weighted-
                                                                      Average
                                                     Number  of       Exercise
                                                       Shares          Price
                                                     ----------    -----------

     Outstanding,  February  11,  2000  (inception)          -     $     -
          Granted                                      523,266     $     1.00
                                                     ----------


     Outstanding,  December  31,  2000                 523,266     $     1.00
          Granted                                    2,332,109     $     0.30
          Exercised                                   (105,000)    $     0.33
          Forfeited/canceled                          (764,133)    $     0.54
                                                     ----------

               OUTSTANDING,  DECEMBER 31, 2001       1,986,242     $     0.39
                                                     ==========

               EXERCISABLE,  DECEMBER 31, 2001       1,986,242     $     0.39
                                                     ===========

The exercisable prices of the warrants outstanding at December 31, 2001 were $0.30 and $1. The weighted-average remaining contractual life of the warrants outstanding at December 31, 2001 and other information relating to these warrants is as follows:

                                                                 Weighted-
                                                                  Average
                                                                 Remaining
         Exercise             Warrants             Warrants      Contractual
            Price            Outstanding           Exercisable    Life
     ------------          -------------          ------------   -----------
     $     0.30              1,722,109              1,722,109     upon  filing  of  a
                                                                  registration
                                                                  statement
     $     1.00                264,133                264,133     3.5  years
                            ------------          ------------

                             1,986,242              1,986,242
                            ============          ============



Warrants  Issued  during  the  Six  months  Ended  June  30,  2002  (unaudited)
-------------------------------------------------------------------------------
In January 2002, the Company issued 100,000 shares of common stock from committed stock to an officer upon the exercise of warrants to purchase 100,000 shares of common stock at $0.30 per share.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Warrants  Issued  during  the  Six  months  Ended  June  30,  2002  (unaudited)
-------------------------------------------------------------------------------
(Continued)
----------
In March 2002, the Company issued 274,102 shares of common stock from the cashless exercise of warrants by a related party vendor in lieu of accounts payable totaling $82,231.

In March 2002, the Company issued warrants to purchase 25,000 shares of common stock to an officer of the Company and recorded compensation expense totaling $242,500.

During the six months ended June 30, 2002, the Company issued warrants to purchase 20,000 shares of common stock and recorded legal expense totaling $76,477 for the payment of legal services rendered totaling $61,477 and for future services totaling $15,000.

During the six months ended June 30, 2002, the Company issued 301,587 shares of common stock for the exercise of warrants with cash totaling $90,476.

During the six months ended June 30, 2002, the Company committed to issue 16,667 shares of common stock for the exercise of warrants with cash totaling $5,000.

Underwriter's  Agreements
-------------------------
On August 31, 2000, the Company signed a letter of intent with its managing underwriter to offer approximately 1,000,000 shares of common stock to the public. Under the agreement, the Company would issue warrants to purchase up to 10% of the shares sold by the Company. The warrants would be exercisable for a period of five years commencing one year after the effective date of the registration statement. This offering was subsequently canceled, and the Company wrote off $206,892 in offering costs related to it and other private placements.

On October 26, 2001, the Company signed a letter of intent with its managing underwriter to offer approximately 1,000,000 shares of common stock to the public at a purchase price of $8 to $12 per share. Under the agreement, the Underwriter will be issued an over-allotment option to purchase shares of the Company's common stock in an amount up to an additional 15% of the shares to be sold by the Company to be exercisable at the public offering price for a 60-day period.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  5  -  SHAREHOLDERS'  DEFICIT  (CONTINUED)

Underwriter's  Agreements  (Continued)
-------------------------
The Company will compensate its underwriter with the Company's common stock at 10% of the gross proceeds, plus a non-accountable expense allowance of 3% of the gross proceeds. In addition, the Company will issue to the underwriter five-year warrants to purchase common stock at a purchase price of $0.001 per warrant, up to 10% of the shares sold by the Company, upon the effective date of the Company's registration statement. These warrants are exercisable at 120% of the public offering price. The Company also agreed to pay a consulting fee of $3,000 per month over a 24-month period in order to retain the underwriter.


NOTE  6  -  INCOME  TAXES

The differences between the provision for income taxes and income taxes at the federal statutory tax rate for the year ended December 31, 2001, the period from February 11, 2000 (inception) to December 31, 2000, and the six months ended June 30, 2002 and 2001 were as follows:


                                                                       For  the
                                                                      Period  from
                                                                      February  11,
                                                           For  the       2000
                                For  the  Six  Months  Ended Year Ended (Inception) to
                                        June  30,         December 31, December  31,
                                   2002           2001        2001       2000
                                ------------- ------------- --------- ----------
                                  (unaudited)   (unaudited)

     Income  tax  at  federal
       statutory  tax  rate          34.0%          34.0%      34.0%    34.0%
     State  tax,  net  of  federal
          benefit                     6.0            6.0        6.0      6.0
     Valuation  allowance           (40.0)         (40.0)     (40.0)   (40.0)
                                ------------- ------------- --------- ----------

               TOTAL               -     %        -     %      -  %     -   %
                                ------------- ------------- --------- ----------


The  components  of  the deferred income tax assets (liabilities) as of December
31,  2001  were  as  follows:

     Options  and  warrants                    $     24,000
     Net  operating  loss  carryforwards          1,276,000
                                                  ---------

                                                  1,300,000
     Valuation  allowance                        (1,300,000)
                                                 ----------

          TOTAL                                $         -
                                                 ==========

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

Service  Agreements  with  Converge  and  Subsequent  Conversion  of  Accounts
------------------------------------------------------------------------------
Receivable
----------
On February 15, 2000, the Company entered into a sales and service agreement with Converge. The agreement called for the Company to perform certain Web development and implementation work on Converge's Web site and called for fees in the amount of $200,000 to be billed and paid on certain benchmarks. On April 25, 2000, the Company entered into a separate agreement with a subsidiary of Converge for certain Web site development work related to that company's Web site. This second agreement called for fees in the amount of $700,000 to be billed and paid on certain benchmarks. At December 31, 2000, both projects were substantially complete. Neither agreement called for additional services to be performed by the Company beyond completion of the work.

On December 20, 2000, the Company executed a debt conversion agreement with Converge, whereby Converge returned 255,782 shares of the Company's common stock in exchange for cancellation of the remaining debt owed to the Company under the two contracts discussed above. The cancelled receivable amounted to $895,238. The Company has not recorded any revenue related to the canceled receivable as Converge, a related party, did not have any basis in the stock. The stock was taken into treasury and recorded in the accompanying consolidated financial statements during the year ended December 31, 2000. As of December 31, 2001, all treasury stock was canceled. The Company incurred costs totaling $134,193 relating to projects conducted from its former parent.

Other  Related  Party  Transactions
-----------------------------------
As of December 31, 2001, the Company had a receivable of $27,725 from Converge. In addition, the Company had a receivable of $36,460 from Digitalmen, a subsidiary of Converge. The Company recorded revenues in the amount of $85,476 earned on various consulting and service contracts with affiliates during the period from February 11, 2000 (inception) to December 31, 2000.

During the period from February 11, 2000 (inception) to December 31, 2000, the Company leased office space from two affiliates. Rent expense paid to these two affiliates aggregated to $36,670, $33,907, $0 (unaudited), and $0 (unaudited) for the year ended December 31, 2001, the period from February 11, 2000 (inception) to December 31, 2000, and the six months ended June 30, 2002 and 2001, respectively.

During the period from February 11, 2000 (inception) to December 31, 2000, the Company paid two affiliates approximately $14,000 for hardware support purchases and maintenance.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  7  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

Other  Related  Party  Transactions  (Continued)
-----------------------------------
During the period from February 11, 2000 (inception) to December 31, 2000, in connection with the Company's initial capitalization, the Company granted options to purchase 450,000 shares of common stock to three founding shareholders at an exercise price of $0.01 per share. These options were exercised during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company had a receivable of $9,899 from Manhattan Capital Partners, LLC, which is owned by one of the Company's officers.

During the year ended December 31, 2001, Manhattan West, Inc., which is owned by one of the Company's officers, advanced $35,331 to the Company, for general working capital for the subsidiary in Pakistan.

During the year ended December 31, 2001, the Company entered into a consulting agreement with one of its officers for $30,000 to assist the Company in managing its business operations and growth. In December 2001, the Company entered into a debt conversion agreement with the officer which allowed a non-cash exercise of his warrants in lieu of compensation. The warrants were issued at $0.30 per share for a total of 100,000 shares of common stock. The Company did not issue the shares as of December 31, 2001 and recorded the fair value of the compensation as committed stock.

During the year ended December 31, 2001, the Company entered into a consulting agreement with Red Sea Ltd., which is owned by one of the Company's officers, for a total fee of $150,000 to develop acquisition strategies, develop strategic alliances, and develop business and marketing strategies. The consultant will receive a monthly retainer of $24,000 after the successful funding of $5,000,000 in equity financing or $1,000,000 in booked revenues by the consultant. In December 2001, the Company entered into a debt conversion agreement with the consulting firm in order to issue 150,000 of common stock in lieu of the fee of $150,000. The debt conversion agreement for compensation in common stock was cancelled in December 2001. At December 31, 2001, the Company owed $150,000 to Red Sea Ltd. as accounts payable.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  7  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

Other  Related  Party  Transactions  (Continued)
-----------------------------------
On February 1, 2002, the Company entered into a five-year agency agreement with a business developer in Dubai in United Arab Emigrates. The payment to the consultant is contingent upon performance of the following three requirements in order to increase the Company's sales and customer base:

- The consultant will obtain three contracts from "well reputed" clients, as defined.

- The consultant will ensure a minimum of five "well reputed" parties, as defined, will purchase stock in the Company's initial public offering.

- Within 60 days of the agreement, the consultant will ensure that four "well reputed" parties, as defined, will be shareholders in the Company.

     Upon the completion of the requirements, the consultant will receive options to purchase 300,000 shares of the Company's common stock at an exercise price of $5 per share. The consultant will receive additional options to purchase 300,000 shares of the Company's common stock at an exercise price of $5 per share on the condition that Information Technology sales are obtained for the Company. In addition, the Company will hire two salaried employees in Dubai upon completion of the contract. As of June 30, 2002, none of the requirements had been met, and the Company had not recognized any expense related to the contract. The estimated aggregated value of the options on the execution date of the contract was approximately $3,800,000. The Company will recognize this amount when the options have been earned by the consultant.

During the six months ended June 30, 2002, the Company recognized software development revenues totaling $96,000 (unaudited) for services rendered to companies owned by directors of the Company.

During the year ended December 31, 2001, the Company entered into a sales agreement with a related party. The Company will provide consulting services for a monthly fee of $14,000 for a period of one year.

                                                     ESSTEC, INC. AND SUBSIDIARY
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 2001 AND JUNE 30, 2002 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE  8  -  SEGMENT  INFORMATION

For internal reporting purposes, management segregates the Company into two divisions as follows for the year ended December 31, 2001 and the period from February 11, 2000 (inception) to December 31, 2000:



                                                        2001
                            ------------------------------------------------------------------------
                                                Essential  Tec
                                 Esstec            of  Pakistan          Eliminations     Total
                            ---------------- ------------------------ --------------- ---------------

     Net  revenues             $    517,398     $     45,947           $  (40,937)      $    522,408
     Income  (loss)
          from  operations     $ (2,550,988)    $     27,241           $        -       $ (2,523,747)

     Depreciation              $     30,539     $     16,019           $        -       $     46,558

                                                             2000
                            ------------------------------------------------------------------------
                                                Essential  Tec
                               Esstec            of  Pakistan           Eliminations      Total
                             -----------------------------------------------------------------------

     Net  revenues            $     438,602     $         -            $     -          $     438,602
     Loss  from  operations   $    (786,861)    $   (107,978)          $                $    (894,839)
     Depreciation              $     12,091     $      4,366           $     -          $      16,457



Most corporate expenses, such as legal and accounting expenses and public relations expenses, are included in Esstec.


NOTE  9  -  SUBSEQUENT  EVENTS  (UNAUDITED)

Subsequent to June 30, 2002, certain shareholders of the Company exercised warrants to purchase 233,330 shares of common stock at a price of $0.30 per share for a total of $70,000.

Subsequent to June 30, 2002, the Company issued 25,000 shares of common stock to a shareholder as a default fee on his loan payable.

Subsequent to June 30, 2002, the Company canceled warrants to purchase 50,000 shares of common stock held by one of its shareholders based on the original warrant agreement. Per the agreement, the warrants expired upon the Company filing a registration statement with the Securities and Exchange Commission.

Subsequent to June 30, 2002, the Company canceled warrants to purchase 896,421 shares of common stock held by various shareholders based on the original warrant agreement. Per the agreement, the warrants expired upon the Company filing a registration statement with the Securities and Exchange Commission.


No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of EssTec, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                       1
RISK  FACTORS                                             5
SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS    11          1,000,000 SHARES OF COMMON STOCK
USE  OF  PROCEEDS                                        13
DIVIDEND  POLICY                                         13
CAPITALIZATION                                           14
DILUTION                                                 16                      ESSTEC
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS                                               17
BUSINESS                                                 26
MANAGEMENT                                               33
EXECUTIVE  COMPENSATION                                  36
PRINCIPAL  STOCKHOLDERS                                  38          -------------------------------
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS       40                    PROSPECTUS
DESCRIPTION  OF  CAPITAL  STOCK                          44          -------------------------------
TRANSFER  AGENT  AND  REGISTRAR                          44
LISTING                                                  44
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS            45
SHARES  ELIGIBLE  FOR  FUTURE  SALE                      46
UNDERWRITING                                             48
LEGAL  MATTERS                                           50                   _____, 2002
EXPERTS                                                  50
WHERE YOU CAN FIND MORE INFORMATION ABOUT US             50
INDEX TO FINANCIAL STATEMENTS                            51

     UNTIL  ________,  2002, 25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, ALL
DEALERS  THAT  BUY,  SELL  OR TRADE SHARES, WHETHER OR NOT PARTICIPATING IN THIS
OFFERING,  MAY  BE  REQUIRED  TO  DELIVER  A PROSPECTUS.  THIS REQUIREMENT IS IN
ADDITION  TO  THE  DEALER'S  OBLIGATION  TO  DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS  AND  WITH  RESPECT  TO  THEIR  UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                         _______________________________
                                       50

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     As permitted by Nevada law, our certificate of incorporation eliminates the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent otherwise required by Nevada law.

     Our certificate of incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by Nevada law. Our bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by Nevada law. Our certificate of incorporation also gives us the ability to enter into indemnification agreements with each of our directors and officers. We intend to enter into indemnification agreements with certain of our directors and officers, which provide for the indemnification of our directors or officers against any and all expenses, judgments, fines, penalties, and amounts paid in settlement, to the fullest extent permitted by law. We expect to maintain liability insurance for our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC  Registration                                                       $1,402
NASD  Fees                                                              $4,500
AMEX  Listing  Fees                                                     $36,500
Accounting  Fees  and  Expenses                                         $100,000
Transfer  Agent  Fees                                                   $3,500
Legal  Fees  and  Expenses,  including  Blue  Sky Fees and Expenses     $100,000
Printing  Costs                                                         $84,000
Miscellaneous  Expenses                                                 $270,098
Total                                                                   $600,000


RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In February 2000, 3,250,000 shares of restricted common stock were issued as founders' shares on our inception. 3,000,000 of these shares were issued to Converge Global, 100,000 to Shuaib Rana for his services in organizing and initiating EssTec's operations in Pakistan, and 75,000 shares each to Adnan Rana and Junaid Khan for their services in organizing EssTec's operations in the United States. None of the individuals held management positions at either Converge or EssTec, and did not hold management positions during or after performing their services. These shares were valued at par value ($0.001).

This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had superior access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In June 2000, we completed a private placement of our common stock and warrants to 7 investors. We sold 1,050,000 shares at $0.50 each (for total proceeds of $525,000) and warrants representing 189,134 shares at $0.60 each ($113,480.40) in this private placement. This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In July 2000, we completed a private placement of our common stock to 9 investors. We sold 262,195 shares at $1.50 each ($393,292.50) in this private placement. This private placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In December 2000, Converge Global returned 255,782 shares of common stock in exchange for services provided to them since the date of EssTec's inception to December 2000.

     On February 1, 2001, we entered into a consulting agreement with Mr. Shezad Rokerya, who was a director at the time of the agreement, but resigned at the end of his last term. Mr. Rokerya received a retainer fee of $25,000 and was granted a total of 6 stock options representing 295,000 shares of common stock as compensation for his services as a director, beginning December 31, 2001. The exercise price of these options range from $1.50 to $3.50. This agreement expired on February 1, 2002.

     On July 15, 2001, we entered into a consulting agreement for $100,000 with Rowley Corporation, a non-affiliated company, for business development both in the US and overseas (customer development, unrelated to sale of stock or other securities of EssTec), which is personally guaranteed by Tariq Khan, our former Chief Executive Officer and President. In addition, we issued 75,000 stock options exercisable at $3.50 per share upon the consultant's fulfillment of its obligation to generate $250,000 in revenues for us in September 2001. Consulting expenses totaling $125,250 were recorded for this issuance. As of June 15, 2002, our balance due under this agreement is $55,500, and we issued options representing 75,000 shares of common stock to the consultant. See our discussion in "Business-International Expansion." This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All equity holders in the purchasing entity, Rowley Corporation, were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In August 2001, we completed a private placement of our common stock to 12 investors. We sold 129,785 shares at $3.50 each ($454,247.50) and warrants representing 75,000 shares at $ 0.60 each ($45,000) in this private placement. This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In October 2001 we issued 9,028 shares of restricted common stock, valued at $1.75 per share, were issued to Abdul Qadir T. Muhiedeen, in compensation for services as general manager of EssTec's Dubai operations for the previous eight months. In October 2001, we issued warrants representing 100,000 shares of our common stock to Mohammed Khan, a director at the time of issuance, as compensation for his services as a director. The warrants had an exercise price of $0.30 per share, and were exercised in December 2001. Mr. Khan resigned from the board in February 2002. In December 2001 we issued 100,000 shares in satisfaction of compensation owed to Mr. Mohammed Khan, our former director. See our discussion in "Certain Relationships and Related Party Transactions." Each of these transactions was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering, as well as Rule 701 of the Act, as payment pursuant to deferred compensation. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares. Furthermore, EssTec was not reporting under Section 13 or 15 of the Exchange Act at the time, the stockholders were employees, directors, officers, consultants or advisors to EssTec, are each and all natural persons who provided bona fide services not relating to capital raising, and the amount of shares issued pursuant to Rule 701 in the aggregate did not exceed $1,000,000 in a 12 month period.

     In October 2001, we entered in a consulting agreement with Mr. Bill Cheung, for his membership in our Board of Directors. He was awarded an option representing 150,000 shares of common stock with an exercise price of $3.50, and which vested fully on the date of the agreement. In addition to this Mr. Cheung will also receive 3% commission on all revenues generated entirely through his efforts, including sales contracts entered into as a result of his introduction to the contracting party.

     On October 1, 2001, the four individuals or entities of founders' shares held by them in exchange for warrants to purchase an equal number of shares at $0.30 per share. See our discussion in "Management's Discussion and Analysis and Results of Operation." Converge returned 1,372,105 shares, Shuaib Rana returned 50,000 shares, Adnan Rana returned 37,500 shares, and Junaid Khan returned 37,500 shares. In addition, Tariq Khan returned 112,500 shares, which were received upon exercise of an option in July 2001, and Imran Hussein returned 112,500 shares, which were received upon exercise of an option in July 2001. These five individuals and Converge then received warrants to purchase an equal number of shares at $0.30 per share (1,722,109 shares in the aggregate) in a private placement. This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of
Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares. The warrants expired immediately upon filing this registration statement and prospectus, and 825,688 shares were issued upon exercise of these warrants. This contribution was voluntarily conducted in order to correct the uneven and inefficient capital structure, which our founders and our Board of Directors believed existed at the time.

     In February 2002, we issued 12,857 shares, valued at $3.50 per share, to CSN Global, Inc. for human resources services provided by them. In January 2002 we issued 28,500 shares of common stock to Winthrop Venture Fund due to our default in payment on the note issued to EssTec by Winthrop, as required by the terms of the promissory note. The note was subsequently amended to extend the maturation to June 2002, at which time we issued an additional 25,000 shares of common stock to Winthrop due as a result of our default. See our discussion in "Management's Discussion and Analysis - Liquidity and Capital Resources." These transactions were private placements, exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. Both entities have certified to us that they qualify as accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     In February 2002, we completed a private placement of our common stock to 14 investors. We sold 71,000 shares at $5.00 each ($355,000) in this private placement. This private placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Act. The transaction was conducted in full compliance with the information and disclosure requirements of Regulation D, and all investors had access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares.

     On March 14, 2002, we issued an option to Mr. Basit, our current Chief Executive Officer, representing 100,000 shares of common stock with an exercise price of $5.00 and an expiration date of March 14, 2012, which vests two years from the date of the agreement.

     On March 15, 2002, we issued an option to Mr. El-Saadi, our Chief Financial Officer, representing 25,000 shares of common stock at an exercise price of $5.00 and an expiration date of March 15, 2012, which will vest one year from the date of the agreement.

     From our inception to November 6, 2002, EssTec issued 34 options under its 2000 Incentive and Non-incentive Stock Option Plan, representing 1,286,708 shares of common stock. Of these, 3 options have been exercised at exercise prices ranging from $0.02 to $1.00, representing 460,000 shares. Of the 460,000 shares issued, 225,000 were returned to us as part of the Stock Contribution. Of the remaining options issued, an option representing 50,000 shares expired on July 22, 2002, and 2 additional options representing 24,863 shares expired on September 15, 2002. Of those remaining options, options representing 751,845 shares are still outstanding, with exercise prices range from $0.10 to $5.00. Included in these option issuances are a number of options issued to our current and former management and affiliated parties for services rendered, as well as option issuances to employees and consultants as incentive stock options. We have also issued warrants to our current and former management and affiliated parties for services rendered. For a detailed discussion of these transactions, please refer to our discussion in "Certain Relationships and Related Party Transactions." We have also issued the following warrants and options to our officers and directors, each and all of which involved officers and/or directors who had superior access to all corporate and financial information. No general solicitation, offering or sale was conducted in connection with the issuance of shares. EssTec was not reporting under Section 13 or 15 of the Exchange Act at the time, the stockholders were employees, directors, officers, consultants or advisors to EssTec, are each and all natural persons who provided bona fide services not relating to capital raising, and the amount of shares issued pursuant to Rule 701 in the aggregate did not exceed $1,000,000 in a 12 month period.

     Between May 2001 and November 2002, warrants representing 855,688 shares of common stock were exercised at prices ranging from $0.30 to $1.00.

ITEM  27.     EXHIBITS

Exhibits
--------

---
1.0     Form  of  Underwriting  Agreement*
1.1     Form  of  Representative's  Warrant*
3.0     Articles  of  Incorporation,  dated  February  10,  2000  **
3.1     Amendment  to Articles changing name to EssTec, Inc., dated October 6,  2000  **
3.2     Amendment to Articles increasing authorized shares, dated May 10, 2001**
3.3     Bylaws,  dated  February  11,  2000**
3.4     Debt  Conversion  Agreement  with  Converge  Global,  Inc.,  dated December  20,  2000**
4.0     Form  of  Common  Stock  certificate  for  EssTec,  Inc.**
5.0     Opinion  of  Pollet,  Richardson  &  Patel,  A  Law  Corporation*
10.1    Lease  for premises located in Lahore, Pakistan, dated August 1, 2000**
10.1.1  Amended  lease  for  premises located in Lahore, Pakistan, dated July 31,  2002
10.2    Sub-lease  for  premises located in Los Angeles, California, dated  April  1,  2001**
10.3    2000  Incentive and Nonstatutory Stock Option Plan, dated March 1, 2000**
10.4    Consulting  Agreement  with  Rowley  Corporation,  dated  July 15, 2001**
10.5    Consulting Agreement with Red Sea, Ltd., dated September 5, 2000**
10.5.1  Amended  Consulting  Agreement  with  Red  Sea, Ltd., dated September 1, 2002
10.6    Agreement  with Elegant Set-Up General Trading Estb., dated February 1, 2002**
10.7    Teaming  Agreement  with  L3  Technology,  dated  February  2002**
10.8    Agreement  with  Crescent  Diagnostic  Medical Group, dated December 2, 2001**
10.8.1  Agreement with Crescent Diagnostic Medical Group, dated July 15, 2002
10.9    Form  of  Employment  Agreement**
10.10   Employment  Agreement  with  Mr.  Ali  Basit,  dated  March 14, 2002**
10.11   Employment Agreement with Mr. Shaun Edwardes, dated January 14, 2002**
10.12   Employment  Agreement with Mr. Khalid El-Saadi, dated March 15, 2002**
10.13   Consulting  Agreement  Mr.  Bill  Cheung,  dated  October  2001**
10.14   Consulting Agreement with Mr. Shezad Rokerya, dated February 1, 2001**
10.15   Advisory  Board Agreement with Mohammed Khan, dated February 1, 2001**
10.16   Advisory  Board  Agreement with Shezad Rokerya, dated February 1, 2001**
10.17   Agreement  with Physicians Mobile Medical Group, Inc., dated July  6,  2001**
10.18   Advisory  Board  Agreement  with Mukhtar M. Hasan, dated April 1, 2001**
10.19   Consulting  Agreement  with Nick Gatfield, dated March 20, 2002**
10.20   Consulting  Agreement  with  Public  Film  Works, dated March 15, 2002**
10.21   Independent  Consultant  Services  Agreement  with  Manhattan  Capital
        Partners  LLC,  dated  September  1,  2001**
21.0    List  of  subsidiaries  of  EssTec,  Inc.**
23.0    Consent  of  Pollet, Richardson & Patel, A Law Corporation (included in their  opinion  set  forth  in  Exhibit  5  hereto)
23.1    Consent  of  Singer  Lewak  Greenbaum  &  Goldstein,  LLP
24.0    Power  of  Attorney**

*     To  be  filed  by  amendment
**     Previously  filed  with  this  registration  statement


ITEM  28.  UNDERTAKINGS
The  undersigned  Registrant  hereby  undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5) The issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

6)   As the issuer is relying on Rule 430A, the issuer will:

     (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 12, 2002.


                                         EssTec,  Inc.




                                        By:  /S/  Abdul  Saquib
                                             -------------------------------
                                                  Abdul  Saquib
                                         Title:  Vice  President  and  Secretary


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                              TITLE                                                           DATE
*
Ali Basit                             Chief Executive Officer
                                      (Principal Executive Officer)                               November 12, 2002
*                                      Chief Financial Officer and Treasurer
Khalid El-Saadi                       (Principal Financial Officer, Principal Accounting Officer) November 12, 2002

/s/ Abdul Saquib
Abdul Saquib                          Vice President - Operations and Secretary                   November 12, 2002

*
Faysal Zarooni                        Director, Chairman of Board of Directors                    November 12, 2002
*
Bill Cheung                           Director                                                    November 12, 2002
*
Ramsey Hakim                          Director                                                    November 12, 2002
*
Sana Khan                             Director                                                    November 12, 2002

                                       57

*
Syed Nasir Zafar Ahmed                Director                                                    November 12, 2002

* By: Abdul Saquib, Attorney-in-Fact


